EXHIBIT 99.3

Draft Information Circular

This draft information circular/proxy statement (“Information Circular”) is being made available for informational purposes in connection with the fairness hearing (“Fairness Hearing”) to be held by the Idaho Department of Finance on the proposed Reorganization (as described in the Information Circular) of Gentor Resources, Inc. (the “Company”) and its wholly-owned subsidiary, Gentor Resources (Wyoming) Inc., on January 23, 2012, at 9 a.m. MST, at the offices of Hawley Troxell Ennis & Hawley LLP, located 877 Main Street, Suite 1000, Boise, Idaho, 83701-1617.  As stated in the notice of Fairness Hearing sent to our security holders, all interested persons have a right to appear at the Fairness Hearing.  Such persons may appear either in person at the address above or by telephone by calling (208) 388-4825 or (866) 388-4977 and entering code number 0147114, or by visiting http://conference.hteh.com/call/0147114 to have the system call back.  In addition, an interested person may submit (by mail, email or facsimile) written prepared testimony to the hearing officer in advance of the hearing.  Each such person is entitled to present evidence as to the fairness of the terms and conditions of the proposed Reorganization.  Any interested person who wishes to appear at the Fairness Hearing by telephone must give the hearing officer prior notice of such intent to appear.  Any interested person who submits prepared testimony in advance of the Fairness Hearing must appear at the hearing in person or by telephone to formally submit the prepared testimony under oath.  Interested persons may submit comments or questions directly to the hearing officer either at the Fairness Hearing or prior to the Fairness Hearing.  The contact information for the hearing officer is as follows:

Richard A. Riley
Hawley Troxell Ennis & Hawley LLP
877 Main Street, Suite 1000
P.O. Box 1617
Boise, Idaho 83701-1617
Phone: 208.388.4842
Fax: 208.954.5255
e-mail: rriley@hawleytroxell.com

For additional details regarding the Fairness Hearing and the rights of our security holders in connection therewith, please refer to the notice of Fairness Hearing delivered to security holders of the Company, a copy of which can be located at http://www.gentorresources.com/s/IFHI.asp.

Prior to the Fairness Hearing, you are encouraged to carefully consider the information contained in the Information Circular.  It is important to note that the Information Circular is being made available to you at this time solely to inform you of the proposed Reorganization in advance of the Fairness Hearing, and not for the purpose of soliciting any proxies or shareholder consents at this time.

Please note that, following the Fairness Hearing, we expect to distribute a final version of this Information Circular to shareholders of the Company in connection with a special meeting to be held for the purpose of considering and voting on the approval of the Reorganization (as described in the Information Circular).

THIS INFORMATION CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO IN THIS INFORMATION CIRCULAR. NO OFFER, SOLICITATION OR SALE OF ANY OF THE SECURITIES REFERRED TO IN THIS INFORMATION CIRCULAR SHALL BE MADE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION OF SUCH SECURITIES UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

NO PROXIES OR SHAREHOLDER CONSENTS
ARE BEING SOLICITED AT THIS TIME.

TABLE OF CONTENTS

GENERAL INFORMATION	1
SUMMARY	1
Proposal No. 1 - Summary of Key Elements of the Reorganization	1
Record Date and Voting Securities	5
Quorum; Vote Required to Approve the Proposals; Tabulation of Votes	5
Voting Instructions	6
Revocability of Proxies	6
Solicitation of Proxies	7
Principal Shareholders and Security Ownership of Management	7
Description of the Business	9
Legal Proceedings	10
Summary Financial Information	10
Management’s Discussion and Analysis of Financial Condition and Results of Operations	11
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	11
Holders of Our Common Shares	11
Securities Authorized for Issuance Under Equity Compensation Plans	12
Dividends	15
Market Price Data	16
Auditor	16
PROPOSAL NO. 1 THE REORGANIZATION	17
Principal Reasons for the Reorganization	17
The Reorganization - Step 1 – the Enabling Merger	18
The Reorganization - Step 2 – the Continuance	19
Corporate Law Requirements for the Reorganization	20
Outstanding Securities and the Effect of the Reorganization on Outstanding Securities	22
Exchange of Share Certificates	24
Post-Reorganization Matters	24
Documents Incorporated by Reference	25
Material Differences of the Rights of Our Shareholders After the Reorganization	26
Disclosure of SEC Position on Indemnification for Securities Act Liabilities	34
Certain United States Securities Law Considerations	34
Certain Canadian Securities Law Considerations	35
Certain United States Federal Income Tax Consequences Relating to the Reorganization	36
Certain Cayman Islands Tax Consequences of the Reorganization	45
Certain Canadian Tax Consequences of the Reorganization	45
Accounting Treatment of the Reorganization	47
Appraisal Rights	47
Effect of Vote for the Reorganization	52
Effect of not Obtaining the Required Vote	52
Vote Required	52
Board Recommendation	53
Risk Factors	53
PROPOSAL NO. 2 ADJOURNMENT OF THE MEETING	54
Vote Required and Board of Directors Recommendation	54
DELIVERY OF INFORMATION TO A SHARED ADDRESS	55
FORWARD LOOKING STATEMENTS	55
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY	56

DRAFT

GENTOR RESOURCES, INC.
1 First Canadian Place, Suite 7070
100 King Street West
Toronto, Ontario, M5X 1E3
Canada

INFORMATION CIRCULAR/PROXY STATEMENT

Dated ●

GENERAL INFORMATION

Gentor Resources, Inc. (sometimes referred to herein as the “Company”, “Gentor”, “we”, “us” or “our”) is a Florida corporation with its principal executive offices located at 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X 1E3, Canada.  The Company’s telephone number is (416) 366-2221.  Our corporate website address is www.gentorresources.com.  The Company files reports with the United States Securities and Exchange Commission (“SEC”) and is a reporting issuer in the Canadian provinces of Alberta and British Columbia.  The Company’s common shares are listed for trading on the TSX Venture Exchange under the trading symbol “GNT” and quoted in the United States on the OTCQB under the trading symbol “GNTO”.  Gentor is a mineral exploration company focused on the discovery and development of mineral resources.

This information circular/proxy statement (the “Circular”), which is dated ●, is furnished by the Company’s Board of Directors (the “Board of Directors”) in connection with the solicitation of proxies to be used at the special meeting of shareholders of the Company to be held on ●, [___] and at any adjournments thereof (the “Meeting”).  This Circular will be mailed to shareholders beginning approximately ●, [___].

SUMMARY

This summary may not contain all of the information important to you.  To understand our proposals to be voted upon at the Meeting, you should read this entire document carefully, including the exhibits to this Circular. All figures in this Circular are in United States dollars unless otherwise stated and all audited financial statements are prepared in accordance with United States generally accepted accounting principles.

Proposal No. 1 - Summary of Key Elements of the Reorganization

General

The sole purpose of the Enabling Merger (defined below) and the Continuance (defined below) (the “Reorganization”), for which shareholder approval is hereby sought, is to ultimately transfer the jurisdiction of the Company to the Cayman Islands such that the Company would be a Cayman Islands exempted company limited by shares governed by the Companies Law (2011 Revision) of the Cayman Islands (the “Companies Law”).  Accordingly, pursuant to the Florida Business Corporation Act (“FBCA”) and the Wyoming Business Corporation Act (the “WBCA”), the Company will, following receipt of the requisite shareholder approval of Proposal No. 1 in respect of the Reorganization, which includes approval of the Agreement and Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”), merge with and into our wholly-owned Wyoming subsidiary (“Gentor Wyoming”), with Gentor Wyoming surviving the merger (the “Enabling Merger”).  Pursuant to the Plan of Merger, Gentor

Wyoming will change its name to “Gentor Resources Inc.” (or such other name as may be acceptable to appropriate regulatory authorities if such name is not available for use in the Cayman Islands).  Thereafter, the surviving Wyoming corporation will carry out a transfer from the State of Wyoming and a continuation into the Cayman Islands pursuant to the WBCA and the Companies Law, with our continued company thereupon being governed by the memorandum of association and articles of association in the form attached hereto as Exhibit B (the “Articles of Association”) and the Companies Law (collectively, such events are referred to herein as the “Continuance”).  All references herein to our “continued company” refer to the surviving corporation in the Enabling Merger, after giving effect to the Continuance.  For a detailed discussion of the Reorganization, please see the discussion under the heading “Proposal No. 1 – The Reorganization.”

The shareholders of Gentor Wyoming following the Enabling Merger will not be required to thereafter approve the Continuance.  Rather, the Continuance has already been approved by the Company in its capacity as the sole shareholder of Gentor Wyoming.

The Reorganization is subject to the approval of the TSX Venture Exchange.

Principal Reasons for the Reorganization (page 17)

For a discussion of the reasons the Board of Directors has approved the Reorganization, see the discussion under the heading “Principal Reasons for the Reorganization” beginning on page 17 of this Circular.

Material Differences of the Rights of Our Shareholders After the Reorganization (page 26)

Following completion of the Reorganization, the Company will become a Cayman Islands exempted company limited by shares subject to the Companies Law and the Articles of Association of our continued company.  The principal attributes of our common shares after completion of the Reorganization generally will be similar.  However, there are differences between rights of our shareholders under Florida law and Cayman Islands law.  In addition, there are differences between the Company’s current articles of incorporation (“Articles”) and bylaws (“Bylaws”) and what will be our continued company’s Articles of Association after the Continuance is consummated.  For a detailed discussion summarizing certain of the material changes in our shareholders’ rights resulting from the Reorganization, please see the discussion under the heading “Material Differences of the Rights of Our Shareholders After the Reorganization,” beginning on page 26 of this Circular.

Certain United States Securities Law Considerations (page 34)

The Company’s securities to be issued or deemed to be issued pursuant to the Reorganization have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States.  With respect to such issuance or deemed issuance, the Company will rely upon the exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions provided under the securities laws of each applicable state of the United States.

The common shares and convertible securities of our continued company deemed issued pursuant to the Continuance may be resold without restriction under the Securities Act by persons who are not “affiliates” of the Company at any time commencing 90 days before the effective date of the Enabling Merger.  Any resale of such securities will, however, be subject to the terms of the securities, any lock-up or other contractual restrictions applicable to the holder and any applicable resale restrictions arising under the laws of the various states of the United States or the laws of jurisdictions outside the United

States.  For a more detailed discussion of such matters, please see the discussion under the heading “Certain United States Securities Law Considerations,” beginning on page 34 of this Circular.

Certain Canadian Securities Law Considerations (page 35)

The common shares of the Company will be converted into shares of Gentor Wyoming pursuant to the Enabling Merger.  Gentor Wyoming shares will be issued pursuant to an exemption from applicable prospectus requirements of applicable Canadian securities laws, and such Gentor Wyoming shares (and, after the Continuance, the related continued company shares) will be subject to resale restrictions under applicable Canadian securities laws until March 7, 2011. After March 7, 2011, such shares will generally not be subject to any resale restrictions under applicable Canadian securities laws, provided certain conditions are satisfied. See “Certain Canadian Securities Law Considerations” beginning on page 35 of this Circular.

Certain United States Federal Income Tax Consequences Relating to the Reorganization (page 36)

The U.S. federal income tax consequences of the Enabling Merger and the Continuance to a Company shareholder will depend on whether the shareholder is a “U.S. Holder” or “non-U.S. Holder” as such terms are defined under the heading “Certain United States Federal Income Tax Consequences Relating to the Reorganization.”  Each of the Enabling Merger and the Continuance has been structured with the intent that each such transaction should qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the of the United States Internal Revenue Code of 1986, as amended (the “Code”).   A U.S. Holder that receives Gentor Wyoming common shares pursuant to the Enabling Merger and common shares of our continued company (“Continued Company Common Shares”) pursuant to the Continuance should not recognize any gain or loss for U.S. federal income tax purposes.  A non-U.S. Holder that receives Gentor Wyoming common shares pursuant to the Enabling Merger and Continued Company Common Shares pursuant to the Continuance should not recognize any gain for U.S. federal income tax purposes unless (i) Company common shares or Gentor Wyoming common shares are not regularly traded on an established securities market within the meaning of applicable U.S. Treasury Regulations or (ii) such non-U.S. Holder was a more than five-percent owner of the Company or Gentor Wyoming, either actually or under certain attribution rules, during the five-year period ending on the date of the Enabling Merger or Continuance, as applicable, and is not eligible for an exemption.  A non-U.S. Holder that receives Continued Company Common Shares pursuant to the Enabling Merger or Continuance should not recognize any loss for U.S. federal income tax purposes.

Following the Reorganization, our continued company should be treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code and be subject to U.S. tax on its worldwide income.  With respect to non-U.S. Holders, dividends paid by our continued company generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the non-U.S. Holder provides our continued company with a properly executed IRS Form W-8BEN.

Company shareholders, including shareholders in special circumstances, should consult their own tax advisors to determine the tax consequences of the Reorganization to them.

The foregoing is qualified in its entirety by the more detailed discussion below under “Certain United States Federal Income Tax Consequences Relating to the Reorganization” beginning on page 36 of this Circular.

Certain Cayman Islands Tax Consequences of the Reorganization (page 45)

Upon consummation of the Continuance, our continued company will not be subject to any income, withholding or capital gains taxes in the Cayman Islands.  Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to common shares of our continued company owned by them and dividends received on such common shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.  The foregoing is qualified in its entirety by the more detailed discussion below under “Certain Cayman Islands Tax Consequences of the Reorganization” beginning on page 45 of this Circular.

Certain Canadian Tax Consequences of the Reorganization (page 45)

A holder of common shares of the Company who is resident in Canada and who holds common shares of the Company as capital property, all for the purposes of the Canadian Tax Act (as defined below), should not be subject to any income or gains tax under the Canadian Tax Act in respect of the series of transactions constituting the Reorganization pursuant to which he, she or it receives Continued Company Common Shares for his, her or its common shares of the Company.

This Circular contains a summary of certain Canadian federal income tax considerations applicable to holders of common shares of the Company in respect of the Reorganization and the above comments are qualified in their entirety by reference to such summary. See “Certain Canadian Tax Consequences of the Reorganization” beginning on page 45 of this Circular.

Accounting Treatment of the Reorganization (page 47)

For accounting purposes, each of the Enabling Merger and the Continuance represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control.  All assets, liabilities, revenues and expenses will be reflected in the accounts of the surviving corporation, based on existing carrying values at the date of the exchange.

Appraisal Rights (page 47)

The proposed Enabling Merger triggers, under Florida law, the right of the shareholders of the Company to exercise appraisal rights and, if so exercised and the Enabling Merger is consummated, to obtain the payment of the “fair value” of their common shares of the Company, as valued immediately prior to the completion of the Enabling Merger in accordance with Florida law.  The fair value of the Company’s common shares, as determined in accordance with Florida law, may be more or less than, or equal to, the merger consideration to be paid to shareholders in the Enabling Merger pursuant to the Plan of Merger.  In order for a shareholder to preserve such appraisal rights, a shareholder of the Company who wishes to exercise such appraisal rights may not vote in favor of Proposal No. 1 to approve the Reorganization and must follow the specific procedures provided under Florida law.  These procedures are described in more detail in this Circular under the heading “Appraisal Rights,” beginning on page 47 of this Circular.  A copy of Sections 607.1301 through 607.1333 of the FBCA, which grants appraisal rights and governs such procedures, is attached as Exhibit C to this Circular.

THE COMPANY URGES ALL OF ITS SHAREHOLDERS TO READ THIS CIRCULAR AND EXHIBIT C IN ITS ENTIRETY AND, IF APPROPRIATE, TO CONSULT WITH THEIR OWN LEGAL COUNSEL AND/OR OTHER SIMILAR PROFESSIONAL ADVISORS TO EXERCISE AND/OR PRESERVE THEIR APPRAISAL RIGHTS SINCE THE FAILURE TO STRICTLY AND TIMELY COMPLY WITH ALL OF THE APPLICABLE PROVISION OF FLORIDA LAW WILL RESULT IN THE WAIVER AND LOSS OF SUCH RIGHTS.

Board Recommendation (page 53)

Our Board of Directors, after careful consideration, has determined it to be advisable and in the best interests of the Company and its shareholders that the Company complete the Reorganization, has determined that the Reorganization and the transactions contemplated thereby, including the Enabling Merger to be effected pursuant to the Plan of Merger and the Continuance, are advisable and in the best interest of the Company and its shareholders, and has recommended that the Company’s shareholders approve the Reorganization.  The Board of Directors recommends that our shareholders vote “FOR” the approval of Proposal No. 1.

Risk Factors Related to the Reorganization (page 53)

Factors such as changes to your rights and privileges under applicable laws following the Reorganization may affect your interest in owning common shares.  In evaluating the merits of the Reorganization, you should carefully consider the risk factors included in this Circular beginning on page 53 of this Circular.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on ●, [___] as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, at the Meeting.  Only shareholders on the Record Date will be able to vote at the Meeting.  As of the Record Date, [62,753,840] common shares of the Company, $0.0001 par value per share, are outstanding, and each share will be entitled to one (1) vote at the Meeting for each Proposal, with no shares having cumulative voting rights.  Holders of common shares are entitled to vote on all matters.

Management knows of no business other than that specified in Item 1 (and, if necessary, Item 2) of the Notice of Meeting that will be presented for consideration at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

Quorum; Vote Required to Approve the Proposals; Tabulation of Votes

A quorum of shareholders is necessary to hold a valid Meeting.  A majority of the common shares of the Company’s issued and outstanding at the close of business on the Record Date and entitled to vote, present in person or represented by proxy, at the Meeting constitutes a quorum for purposes of the Meeting.  A share that is represented “for any purpose” is deemed present for quorum purposes.  As such, common shares represented by proxies reflecting abstentions and broker non-votes will count for purposes of determining whether a quorum is present at the Meeting.  In the event that a quorum is not present at the Meeting, it is expected that the Meeting will be adjourned or postponed.

Approval of the Reorganization to be effected by the Enabling Merger and the Continuance requires the affirmative vote of the holders of a majority of the outstanding common shares of the Company entitled to vote on such proposal.  As such, the required vote of the Company shareholders to approve the Reorganization is based on the total number of issued and outstanding common shares of the Company as of the Record Date (and not the number of common shares that are actually voted at the Meeting).  However, if there are not sufficient votes at the time of the Meeting to approve the Reorganization, approval of the adjournment proposal, if applicable, requires the affirmative vote of the holders of a majority of the voting power present at the Meeting, in person or represented by proxy, even if less than a quorum.

Votes will be counted by the scrutineer appointed for the Meeting, who will separately tabulate “FOR” and “AGAINST” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a broker, bank or other nominee holding shares does not vote because it has no discretionary authority to vote shares it holds for a beneficial owner and does not receive voting instructions with respect to the proposal from the beneficial owner.  Broker non-votes, as well as failures to vote and abstentions, will have the same effect as votes “AGAINST” the approval of the Reorganization.  However, with respect to the adjournment proposal, because the vote is based on the voting power present at the Meeting, failure to vote your shares, broker non-votes and abstentions will not have any effect on the adjournment proposal.

Common shares of the Company represented by duly executed and unrevoked proxies received by the Company will be voted at the Meeting in accordance with the specifications made therein by the applicable shareholder, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” approval of the Reorganization and “FOR” the proposal to adjourn the Meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Meeting to approve the Reorganization.

Voting Instructions

You may vote in person at the Meeting or you may vote by proxy.  We recommend that you vote by proxy even if you plan to attend the Meeting.  If your share ownership is recorded directly, you will receive a proxy form.  Voting instructions are included on the proxy form.  If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker or other nominee referred to as in “street name”), your broker will issue you a voting instruction form that you will be able to use to instruct them how to vote your shares.  Your broker must follow your voting instructions.  Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the Reorganization proposal.  If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares will not be voted, which will have the same effect as voting “AGAINST” the proposal to effect the Reorganization.

Revocability of Proxies

To the extent that your proxy is revocable, you may revoke your proxy at any time before the vote is taken at the Meeting.  Any proxy may be revoked by a shareholder prior to its exercise by (i) sending a written notice to the Company at 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X 1E3, Canada, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Meeting and states that the shareholder is revoking its proxy; (ii) signing another proxy form(s) bearing a later date and mailing it to the Company at 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X 1E3 Canada, Attention: Corporate Secretary, so that it is received prior to the Meeting; and/or (iii) attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, constitute revocation of a proxy.

An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest.  Appointments coupled with an interest include the appointment of: (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the corporation who extended credit to the corporation under terms requiring the appointment; (iv) an employee of the corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under Section 607.0731 of the FBCA.  Such appointment made irrevocable under Section 607.0722(5) of the FBCA becomes revocable when the interest with which it is coupled is extinguished.

If you hold your shares in “street name” and you have instructed your broker, dealer, commercial bank, trust company or other nominee to vote your shares, the options for revoking your proxy described in the preceding paragraph do not apply and instead you must follow the directions provided by your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Solicitation of Proxies

The cost of preparing, assembling and mailing the notice of Meeting, this Circular, the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”) and the enclosed quarterly report on Form 10-Q for the third quarter ended September 30, 2011 (the “Interim Report”) will be borne by the Company.  In addition to solicitation of the proxies by use of the mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail.  The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common shares.  The Company will reimburse such persons for their expenses in forwarding soliciting material.

Principal Shareholders and Security Ownership of Management

The following table presents information regarding the beneficial ownership of the Company’s common shares as of ●, [___], of the following persons, with these computations being based upon [62,753,840] common shares of the Company being outstanding as of ●, [___]:

(i)	each person who, to the knowledge of the Company, beneficially owns, or controls or directs, directly or indirectly, 5% or more of the Company’s common shares as of said date;

(ii)	each of the Company’s directors;

(iii)	each of the Company’s executive officers; and

(iv)	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Unless otherwise indicated, the address of each of the following persons is c/o Gentor Resources, Inc., 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X 1E3, Canada.

Name	Number of Securities Beneficially Owned	% Shares Outstanding

Arabian Peninsula Projects Ltd Ground Floor, Block C1 Leslie Avenue East Fourways, South Africa	10,362,000 common shares(1)	16.51%
Geologic Resource Partners, LLC(2) 535 Boylston Street Boston, MA 02116	8,000,000 common shares(2)	11.98%(2)
Galena Special Situations Master Fund Limited 2 Portman Street Portman House, London United Kingdom	6,666,667 common shares	10.62%
Arnold T. Kondrat(3)	11,150,000 common shares	17.77%
Peter A. Ruxton(4) 6 Rochester Road Tonbridge, Kent United Kingdom	100,000 common shares 300,000 stock options	Less than 1%
Geoffrey G. Farr(5)	100,000 stock options	Less than 1%
Donat K. Madilo	0	0%
David Twist	0(1)	0%
Simon F. W. Village	0	0%
Rudolph de Bruin	0(1)	0%
All directors and executive officers as a group (seven individuals)	11,250,000 common shares 400,000 stock options	18.45%

__________________

(1)
Two directors of the Company, David Twist and Rudolph de Bruin, own or control 2,075,657 preference shares and 3,019,667 preference shares, respectively, of Arabian Peninsula Projects Ltd. (“APP”).  The Company understands that the terms of the preference shares of APP provide that, on the happening of certain events, which occurred when the Company’s shares were listed on the TSX Venture Exchange, the holders of such preference shares may exchange such shares for an equivalent number of the Company’s common shares held by APP.  In the event that such holder does not exercise such exchange right, the board of directors of APP has the power to redeem the holder’s shares on the same basis, a right which the APP board of directors has advised the Company that it intends to exercise. Dr. Twist and Mr. de Bruin will therefore receive from APP 2,075,657 common shares and 3,019,667 common shares, respectively, of the Company upon exercise of such exchange or redemption rights (which has not occurred as of the date of this Circular). Such shares represent 3.31% and 4.81%, respectively, of the currently outstanding common shares of the Company.

(2)
Geologic Resource Partners, LLC (“Geologic”) holds the securities for its own account and on behalf of client accounts over which it has discretionary trading authority.  Assuming the conversion of share purchase warrants of the Company held by Geologic, Geologic will hold 8,000,000 common shares of the Company representing 11.98% of the issued and outstanding shares of the Company on a partially diluted basis.

(3)	Mr. Kondrat is Executive Vice President and a director of the Company. See page 24 this Circular under the heading, “Directors and Officers”.

(4)
Dr. Ruxton is Chief Executive Officer, President and a director of the Company.  See page 24 this Circular under the heading, “Directors and Officers”.  Dr. Ruxton indirectly owns 100,000 common shares of the Company through Tembo Capital, LLC, an entity controlled by Dr. Ruxton.

(5)	Mr. Farr is Corporate Secretary of the Company. See page 24 of this Circular under the heading “Directors and Officers.”

Description of the Business

The Company is a mineral exploration company focused on the discovery and development of mineral resources.  The Company’s primary objective is to find and develop copper and gold projects in the Sultanate of Oman, where it currently has interests in two properties in the Semail Ophiolite Belt in northern Oman.  The Company proposes to use modern exploration techniques to discover new copper and gold mineral assets, in sufficient quantity to enable the development of a modern mining and processing operation in Oman.  In addition, the Company also has a molybdenum-tungsten project in the United States located in east-central Idaho.  The Company is currently devoting substantially all of its resources to its Oman properties.  As at the date hereof, the Company and its subsidiaries have a total of 14 employees.

Since the Company’s inception on March 24, 2005, it has been classified as an exploration stage company (as such term is defined in U.S. Securities Act Industry Guide 7(a)(4)(i)) with no producing mines and, accordingly, it does not produce income and has not generated any revenue.

For a more detailed discussion of the Company’s business and operations, please see the section entitled “Item 1-Business” of the Company’s Annual Report attached to this Circular as Exhibit D, as well as the documents incorporated by reference into this Circular as referred to under the heading “Documents Incorporated by Reference” beginning on page 25 of this Circular.

Properties

For a detailed description of the Company’s properties, please see the section entitled “Item 2 – Properties” to the Annual Report attached to this circular as Exhibit D, as well as the documents incorporated by reference into this Circular as referred to under the heading “Documents Incorporated by Reference” beginning on page 25 of this Circular.

Inter-corporate Relationships

The following diagram presents, as of the date hereof, the names of the Company’s subsidiaries, the jurisdiction where they are incorporated or continued, as well as the percentage of votes attaching to all voting securities of each such subsidiary beneficially owned, or controlled or directed, directly or indirectly, by the Company:

(1)
Al Muta’aliq Mining, LLC, an Omani limited liability company, holds the other 30% of the share capital of Gentor Resources LLC.  Although Gentor Resources Limited owns 70% of the share capital of Gentor Resources LLC, pursuant to the constitutive contract for Gentor Resources LLC, Gentor Resources Limited is entitled to 99.99% of the profits and losses of Gentor Resources LLC.

Legal Proceedings

As of the date of this Circular, there are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject, nor, to our knowledge, are any proceedings contemplated by any governmental authorities.

Summary Financial Information

The following summary financial information includes balance sheet and statement of operations data from our unaudited financial statements for the nine-month period ended September 30, 2011, and from our audited financial statements for the three years ended December 31, 2010, 2009 and 2008.

	For the nine months ended September 30, 2011 (US$)	For the year ended December 31, 2010 (US$)	For the year ended December 31, 2009 (US$)	For the year ended December 31, 2008 (US$)
Current Assets	$7,928,655	$5,378,725	$18,383	$76,090
Mineral Properties	$18,248,198	$18,248,198	-	$169,000
Total Assets	$26,493,396	$24,013,220	$385,872	$717,624
Current Liabilities	$1,345,189	$1,481,182	$2,304,543	$2,035,341
Total Liabilities	$1,559,956	$1,518,649	$2,378,739	$2,145,544
Deficit Accumulated during the Exploration Stage	$12,926,419	$9,578,332	$5,967,867	$5,402,920
Shareholders’ Equity (Capital Deficiency)	$24,933,440	$22,494,571	($1,992,867)	($1,427,920)
Net Loss	$1,115,065	$3,610,465	$564,947	$3,189,473
Total Revenue	Nil	Nil	Nil	Nil

The information contained in the foregoing table should be read in conjunction with (i) the Company’s Annual Report, which contains audited consolidated financial statements as of and for the years ended December 31, 2010 and 2009, and for the period from March 24, 2005 (date of inception) to December 31, 2010, and accompanies this Circular as Exhibit D, and (ii) the Company’s Interim Report, which contains interim condensed consolidated financial statements as at and for the three and nine months ended September 30, 2011, and accompanies this Circular as Exhibit E.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

For a discussion of the Company’s financial condition and results of operations, please see the section of entitled “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report attached hereto as Exhibit D and the section entitled “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Interim Report attached hereto as Exhibit E.  The discussions therein should be read in conjunction with the consolidated financial statements and notes thereto contained elsewhere in the Annual Report and the Interim Report, respectively.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the Company’s two most recent fiscal years, there have been no disagreements with our accountants on accounting or financial disclosure.  On April 19, 2010, the Company changed its independent registered public accounting firm from BDO Canada LLP to Deloitte & Touche LLP.

Holders of Our Common Shares

As of [_____________], [___], there were approximately [____] shareholders of record of the Company’s common shares.  A portion of these shares are held in “street name” for beneficial owners.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2010 Plan

On July 23, 2010, our Board of Directors authorized and approved the adoption and implementation of the Company’s 2010 Performance and Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan has not been approved by the Company’s shareholders.  No awards in addition to the outstanding stock options under the 2010 Plan will be made under the 2010 Plan, and the 2010 Plan will be terminated effective upon the exercise, expiry, termination or cancellation of all of the currently outstanding stock options that were granted under the 2010 Plan.  Certain terms of the 2010 Plan are summarized below.

Purpose of the Plan.  The purpose of the 2010 Plan is to promote the interests of the Company, its subsidiaries and its shareholders by (i) attracting and retaining officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.

Administration of the Plan.  The 2010 Plan is administered, construed and interpreted by the Committee (as such term is defined in the 2010 Plan) (the “Committee”); provided, however, with respect to awards to independent directors (if any), the Board of Directors will have the sole authority to administer the 2010 Plan.  The Committee may delegate some or all of its authority with respect to the 2010 Plan to another committee of directors.  The Committee has broad authority under the 2010 Plan with respect to award grants.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to any outstanding award under the 2010 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.  Persons eligible to receive awards under the 2010 Plan include officers or employees of the Company or any of its subsidiaries or affiliates, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries or affiliates.

Authorized Shares.  The aggregate number of common shares of the Company subject to stock options granted under the 2010 Plan is 4,000,000 shares (the “Share Limit”).  The shares subject to the 2010 Plan may be either shares reacquired by the Company, including shares purchased in the open market, or authorized but unissued shares.  The 2010 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2010 Plan.

Types of Awards.  The 2010 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in the Company’s common shares, as well as performance based awards, which may be denominated in cash or stock.  The 2010 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be paid or settled in cash.

Change In Control.  Prior to the occurrence of a change in control (as defined in the 2010 Plan), the Committee has the discretion to determine the impact of any change in control on the awards outstanding under the 2010 Plan, other than performance awards.  The Committee may (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on awards; and/or (iii) provide for the cancellation of awards for a cash payment per share/unit in an amount based on the fair market value of the award with reference to the change in control, which amount may be zero if applicable.

Transfer Restrictions.  Awards under the 2010 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.  The Committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.  As is customary in incentive plans of this nature, the Share Limit and the number and kind of shares available under the 2010 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholder.

Nonexclusivity of the Plan.  The adoption of the 2010 Plan shall not be construed as creating any limitations upon the right and authority of the Board of Directors to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board of Directors in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the 2010 Plan.

The New Plan

The Company recently established a new stock option plan (the “New Plan”).  The New Plan is subject to receipt of TSX Venture Exchange and shareholder approvals.  It is planned to seek shareholder approval of the New Plan at the next annual meeting of shareholders.  As of the date of this Circular, there are outstanding under the New Plan 100,000 stock options, with each such stock option entitling the holder to purchase one common share of the Company at a price of Cdn$1.24 until December 14, 2016 (these stock options may not be exercised unless and until shareholder and final TSX Venture Exchange approvals are obtained for the establishment of the New Plan).  In establishing the New Plan, the Board of Directors also provided that no additional awards will be made under the 2010 Plan and terminated the 2010 Plan effective upon the exercise, expiry, termination or cancellation of all of the currently outstanding stock options that were granted under the 2010 Plan as set out below.  The following is a summary of certain terms of the New Plan.

(a)
Stock options may be granted from time to time by the Board of Directors to such directors, officers, employees and consultants of the Company or a subsidiary of the Company, and in such numbers, as are determined by the Board of Directors at the time of the granting of the stock options.

(b)	The number of common shares of the Company reserved from time to time for issuance to optionees pursuant to stock options granted under the New Plan shall not exceed 11,000,000 common shares.

(c)
The exercise price of each stock option shall be determined in the discretion of the Board of Directors at the time of the granting of the stock option, provided that the exercise price shall not be lower than the "Market Price".  "Market Price" means the last closing price of the common shares on the TSX Venture Exchange prior to the date the stock option is granted.

(d)	At no time shall:

(i)	the number of common shares reserved for issuance pursuant to stock options granted to insiders of the Company exceed 10% of the outstanding common shares;

(ii)	the number of stock options granted to insiders of the Company, within a 12 month period, exceed 10% of the outstanding common shares;

(iii)
the number of common shares reserved for issuance pursuant to stock options or pursuant to any other stock purchase or option plans of the Company granted to any one optionee exceed 5% of the outstanding common shares;

(iv)	the number of common shares issued pursuant to stock options to any one optionee, within a one-year period, exceed 5% of the outstanding common shares;

(v)	the number of stock options granted to any one consultant in a 12 month period exceed 2% of the outstanding common shares; or

(vi)
the aggregate number of stock options granted to persons employed in investor relations activities exceed 2% of the outstanding common shares in any 12 month period without the express consent of the TSX Venture Exchange.

(e)
In the event a “take-over bid” (as such term is defined under Ontario securities laws) is made in respect of the Company’s common shares, all unvested stock options shall become exercisable (subject to any necessary regulatory approval) so as to permit the holders of such stock options to tender the common shares received upon exercising such stock options pursuant to the take-over bid.

(f)
All stock options shall be for a term determined in the discretion of the Board of Directors at the time of the granting of the stock options, provided that no stock option shall have a term exceeding five years and, unless the Board of Directors at any time makes a specific determination otherwise (but subject to the terms of the New Plan), a stock option and all rights to purchase common shares pursuant thereto shall expire and terminate immediately upon the optionee who holds such stock option ceasing to be at least one of a director, officer or employee of or consultant to the Company or a subsidiary of the Company, as the case may be.

(g)
Unless otherwise determined by the Board of Directors at the time of the granting of the stock options, one-quarter of the stock options granted to an optionee vest on each of the 6 month, 12 month, 18 month and 24 month anniversaries of the grant date.

(h)	Except in limited circumstances in the case of the death of an optionee, stock options shall not be assignable or transferable.

(i)	Disinterested shareholder approval is required prior to any reduction in the exercise price of a stock option if the optionee holding such stock option is an insider of the Company.

(j)
The Company may amend from time to time the terms and conditions of the New Plan by resolution of the Board of Directors.  Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the TSX Venture Exchange (to the extent such consent is required).

(k)
The Board of Directors has full and final discretion to interpret the provisions of the New Plan, and all decisions and interpretations made by the Board of Directors shall be binding and conclusive upon the Company and all optionees, subject to shareholder approval if required by the TSX Venture Exchange.

(l)	The New Plan does not provide for financial assistance by the Company to an optionee in connection with an option exercise.

The following table reflects certain information about the number of securities issued and available under the 2010 Plan and the New Plan, all of which information is stated as of the date of this Circular.

Name of Plan	Number of securities to be issued upon exercise of awards outstanding as of the date of this Circular	Exercise price of outstanding awards per share	Number of securities remaining available for future issuance (excluding outstanding awards)

2010 Plan	400,000 (1) 725,000 (2)	US$0.90 US$0.75	Nil
New Plan	100,000(3)	Cdn$1.24	Not to exceed 10,900,000 common shares
Total:	1,225,000

_________________________
Notes:

(1)	Each of these stock options was granted on April 1, 2011, expires on April 1, 2016 and vests at the rate of 25% every 6 months after the grant date.

(2)	Each of these stock options was granted on August 30, 2010, expires on August 30, 2015 and vests at the rate of 25% every 6 months after the grant date.

(3)
These stock options, which were granted on December 14, 2011, expire on December 14, 2016 and vest at the rate of 25% every 6 months after the grant date, may not be exercised unless and until shareholder and final TSX Venture Exchange approvals are obtained for the establishment of the New Plan.

Dividends

Other than as required under the FBCA or as specified in the Company’s Bylaws, there are no restrictions that would restrict or prevent the Company from paying dividends or distributions.  Since our inception, the Company has not paid any dividends or made any other distribution in respect of its outstanding shares and our Board of Directors does not anticipate that the Company will pay dividends or make any other distribution in respect of its shares in the foreseeable future.  The Board of Directors, from time to time, and on the basis of any earnings and financial requirements or any other relevant factor, will determine our future dividend or distribution policy with respect to the common shares.  In addition, we or our continued company may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

Market Price Data

The Company’s common shares are currently quoted in the United States on the OTCQB under the trading symbol “GNTO,” and have been so quoted since September 3, 2010.  Prior to September 3, 2010, such shares were quoted in the United States on the OTC Bulletin Board.  The OTCQB is an interdealer quotation system for broker-dealers to trade unlisted securities.  The OTCQB is for companies that file reports with the SEC or a U.S. banking regulator.  The following table sets forth, for each month in the 12-month period prior to the date of this Circular, the reported high and low prices (denominated in U.S. dollars) and volume of the common shares traded on the OTCQB.

Period	High (US$)	Low (US$)	Volume

November 2011	1.25	0.73	5,700
October 2011	1.01	1.01	790
September 2011	1.20	1.20	1,000
August 2011	1.00	1.00	1,000
July 2011	1.25	1.00	5,500
June 2011	1.25	1.24	56,500
May 2011	2.00	1.04	152,500
April 2011	1.05	1.04	27,300
March 2011	1.05	0.89	69,300
February 2011	-	-	0
January 2011	1.01	1.00	3,700
December 2010	-	-	0
November 2010	1.01	1.01	500
October 2010	1.65	1.01	800
September 2010	1.80	0.51	3,500

Although our common shares are quoted on the OTCQB, there is a limited public market in the United States for our common shares and no assurance can be given that an active market will develop in the United States or that a shareholder will ever be able to liquidate its common shares without considerable delay, if at all.

Since November 7, 2011, our common shares have been listed on the TSX Venture Exchange under the symbol “GNT”, and the common shares of our continued company will continue such listing under the same symbol.  The following table sets forth for the periods indicated the reported high and low prices (denominated in Canadian dollars) and volume of the common shares traded on the TSX Venture Exchange.

Period	High (Cdn$)	Low (Cdn$)	Volume

November 2011	1.27	1.22	55,700

Auditor

Deloitte & Touche LLP, Independent Registered Chartered Accountants and Licensed Public Accountants, was appointed as auditor of the Company on April 19, 2010.

PROPOSAL NO. 1

THE REORGANIZATION

The following discussion summarizes various aspects of the Reorganization to be effected by the Enabling Merger and the Continuance, including certain terms of the Plan of Merger and certain consequences of the Enabling Merger and the Continuance.  For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by effecting the Reorganization, and the Board of Directors has therefore unanimously approved the Reorganization.  On the date the Reorganization becomes effective, the security holders of the Company will become security holders of a Cayman Islands exempted company limited by shares under the laws of the Cayman Islands.

An exempted company is governed by Part VII of the Companies Law and must conduct operations mainly outside the Cayman Islands. As the name implies, an exempted company is exempt from certain provisions of the Companies Law, such as the requirement to hold an ordinary general meeting of members (shareholders) at least once annually at the company’s registered office or at such other place as the company may determine.

This description of the Enabling Merger component of the Reorganization included herein is qualified in its entirety by reference to: (i) the full text of the Plan of Merger attached hereto as Exhibit A; (ii) the copies of the proposed forms of articles of merger that we intend to file with the Secretary of State of the State of Florida and the Secretary of State of Wyoming, which are attached hereto as Exhibit F and  Exhibit G, respectively; (iii)  a copy of the proposed form of Articles of Association that we intend to file with the Registrar of Companies of the Cayman Islands, which are attached hereto as Exhibit B; and (iv) the copy of the proposed Application for a Certificate of Transfer that we intend to file with the Wyoming Secretary of State, which is attached hereto as Exhibit H.

The Reorganization is subject to the approval of the TSX Venture Exchange.

Principal Reasons for the Reorganization

The Reorganization will have the effect of temporarily re-domiciling our merged company in the State of Wyoming as an intermediate step to ultimately changing our corporate jurisdiction to the Cayman Islands.  The Enabling Merger will temporarily re-domicile the Company in a state (in this case, Wyoming) that permits a continuation as a foreign corporation.  Once the Company has re-domiciled in the State of Wyoming as a result of the Enabling Merger, the WBCA will permit our merged company, as a Wyoming corporation, to carry out the Continuance from the State of Wyoming to the Cayman Islands subject to obtaining the requisite shareholder approval.  See page 20 below for a discussion of the corporate requirements of the Reorganization.

Our Board of Directors believes that the change in our corporate jurisdiction to the Cayman Islands will expose our continued company to business and financial advantages that may not otherwise be as accessible to the Company.  In particular, the Board of Directors believes that the Reorganization will have various favorable implications on our future operations, including the following:

(i)	The Continuance is expected to result in simplification of our compliance with regulatory requirements and an enhanced ability to raise capital in Canadian, U.S. and international markets.

(ii)	As a result of the Continuance, we expect to experience an enhanced ability to compete with, and to partner or transact with, non-United States entities, including other Cayman Islands companies.

In addition to the potential benefits described above, the Reorganization will impose some additional costs on the Company and will expose us and our shareholders to some risk in terms of potentially greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities with respect to our continued company following the consummation of the Continuance.  There are also differences between the laws of the State of Florida and the laws of the Cayman Islands that may affect your rights as a shareholder.  Please see the section entitled “Material Differences of the Rights of our Shareholders After the Reorganization” beginning on page 26 of this Circular for a more comprehensive discussion of our shareholders’ rights before and after the proposed Reorganization.

The Board of Directors has determined that the potential advantages of the Reorganization outweigh the risks and costs.  Although our Board of Directors evaluated alternatives to the Reorganization, our Board of Directors believes, based on advice from management and its professional advisors, that the proposed structure of our continued company as a Cayman Islands exempted company is the best available structure to provide the advantages that the Company is seeking without substantial operational or financial risks.  No assurance can be given, however, that the anticipated benefits of the Reorganization will be realized.

The Reorganization - Step 1 – the Enabling Merger

Pursuant to the Plan of Merger, the Company and Gentor Wyoming will consummate the Enabling Merger.  Gentor Wyoming, which is a wholly-owned subsidiary of the Company, was formed solely for the purpose of completing the Enabling Merger and has carried on no business other than the entering into of the Plan of Merger.  Gentor Wyoming will be the surviving corporation under the Enabling Merger, and, pursuant to the Plan of Merger, Gentor Wyoming will change its name to “Gentor Resources Inc.” (or such other name as may be acceptable to appropriate regulatory authorities if such name is not available for use in the Cayman Islands).  The Enabling Merger will take advantage of the provisions of the WBCA which permit the transfer of domicile from Wyoming to the Cayman Islands without the necessity of further merger or amalgamation with a corporation organized under the laws of the Cayman Islands.  At any time before the effective date of the Enabling Merger, the Plan of Merger may be terminated and the Enabling Merger may be abandoned for any reason whatsoever upon the mutual written agreement of the Company and Gentor Wyoming.

Certain Terms of the Plan of Merger.  A summary of the material terms of the Plan of Merger is set forth below.  The following description of certain provisions of the Plan of Merger is qualified in its entirety by the full text of the Plan of Merger, which is attached as Exhibit A to this Circular.

Effective Time of the Enabling Merger. The Plan of Merger provides that the effective time (the “Effective Time”) of the consummation of the Enabling Merger shall be 5:00 pm, Toronto, Canada time, on the date on which the last of the following occurs: (i) the filing of executed articles of merger with the Florida Secretary of State in substantially the form attached to the Plan of Merger, and (ii) the filing of executed articles of merger with the Wyoming Secretary of State in substantially the form attached to the Plan of Merger.  It is anticipated that the Effective Time will be as soon as practicable after Proposal No. 1 in respect of the Reorganization is approved and adopted at the Meeting.

Effect of Enabling Merger on the Common Shares and Convertible Securities of the Company.  For a discussion of the effect of the Reorganization on the currently outstanding common shares and convertible securities of the Company, please see the discussion under the heading “Outstanding Securities and the Effect of the Reorganization on Outstanding Securities” beginning on page 22 below.

Effect of Enabling Merger.  Upon the consummation of the Enabling Merger, the Company will cease to exist as a Florida corporation and the surviving corporation, Gentor Wyoming, shall succeed, without other transfer, to all the assets, rights and properties of the Company and shall be subject to and liable for all the debts and liabilities of the Company in the same manner as if Gentor Wyoming had incurred such debts and liabilities.  All rights of creditors of the Company and all liens upon the property of the Company shall be preserved unimpaired.  Pursuant to the Plan of Merger, the name of the surviving corporation, Gentor Wyoming, will be changed to “Gentor Resources Inc.” (or such other name as may be acceptable to appropriate regulatory authorities if such name is not available for use in the Cayman Islands).

Termination.  The Plan of Merger may be terminated and the Enabling Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time by mutual written agreement of the Company and Gentor Wyoming, notwithstanding any approval of Proposal No. 1 in respect of the Reorganization by our shareholders.  If the Plan of Merger is terminated, the Plan of Merger will become void and of no effect.  The Company expects that it and Gentor Wyoming would terminate the Plan of Merger if Proposal No. 1 in respect of the Reorganization is not approved by our shareholders at the Meeting.

Accounting Treatment of the Enabling Merger.  For accounting purposes, the Enabling Merger represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control.  All assets, liabilities, revenues and expenses will be reflected in the accounts of the surviving corporation, based on existing carrying values at the date of the exchange.

Tax Treatment of the Enabling Merger.  The Plan of Merger provides that, for United States federal income tax purposes, the Enabling Merger is intended to qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code, and the Plan of Merger is intended to constitute a plan of reorganization within the meaning of Treasury Regulation section 1.368-2(g).  Company shareholders, including shareholders in special circumstances, should consult their own tax advisors to determine the tax consequences of the Enabling Merger to them.  The foregoing is qualified in its entirety by the more detailed discussion below under “Certain United States Federal Income Tax Consequences Relating to the Reorganization.”

The Reorganization - Step 2 – the Continuance

Following the consummation of the Enabling Merger, the surviving company, Gentor Wyoming, will complete the Continuance, its domicile will be transferred to the Cayman Islands, and it will become a Cayman Islands exempted company governed by the Companies Law.  Prior to the execution of the Plan of Merger, and upon the recommendation of Gentor Wyoming’s board of directors, the Company, in its capacity as the sole shareholder of Gentor Wyoming, passed a resolution approving the transfer out of Wyoming and the change of domicile of Gentor Wyoming to the Cayman Islands by means of the Continuance.  Such resolution is effective under the WBCA for the purpose of authorizing the Continuance.

Upon the effectiveness of the Continuance, our continued company will: (i) thereafter be deemed to be a Cayman Islands exempted company as if it had been incorporated as an exempted company under the Companies Law in that jurisdiction; (ii) be discontinued in the jurisdiction of the State of Wyoming, with our shareholders being subject to the rights and privileges afforded under the Companies Law; and (iii) register in the books and records of our continued company, in the names of the applicable shareholders, the number of common shares of the Company that were outstanding immediately prior to the Enabling Merger, which common shares of our continued company will remain listed, and continue to trade, on the TSX Venture Exchange. We also expect the common shares of our continued company to continue to be quoted in the United States on the OTCQB.

For a discussion of the effect of the Reorganization on the currently outstanding common shares and convertible securities of the Company, please see the discussion under the heading “Outstanding Securities and the Effect of the Reorganization on Outstanding Securities” beginning on page 22 below.

A full description of differences in statutory shareholder rights resulting from the change of domicile of the Company from Florida to the Cayman Islands is included under the heading “Material Differences of the Rights of our Shareholders After the Reorganization,” beginning on page 26 below.  A full copy of the Articles of Association is included as Exhibit B to this Circular.  Any shareholder may, on request, obtain a copy of the Gentor Wyoming articles of incorporation and bylaws.

Corporate Law Requirements for the Reorganization

In order for the Company to carry out the Reorganization, it is necessary for us and the surviving company in the Enabling Merger to comply with certain provisions of the FBCA, the WBCA and the Companies Law.

Corporate Law Requirements - Step 1 – Enabling Merger

Florida Corporate Requirements.  The Enabling Merger is conditional upon our satisfying at the Meeting the applicable quorum requirements set out in our Bylaws and the FBCA and obtaining shareholder approval under the FBCA and our Bylaws with respect to Proposal No. 1 regarding the Reorganization, which includes approving the Plan of Merger.  Our Bylaws state that a quorum is satisfied by having the shareholders of at least a majority of the issued and outstanding common shares present in person or represented by a duly appointed proxy at a meeting of our shareholders, but, in accordance with the FBCA, in no event shall a quorum consist of less than one third (1/3) of the shares entitled to vote.

The FBCA permits a corporation to carry out a merger with a foreign corporation if the merger is permitted by the law of the state or country under whose law the foreign corporation is incorporated and each foreign corporation complies with that law in effecting the merger.  Further, following the approval of the Board of Directors of the Enabling Merger and the Plan of Merger, Proposal No. 1 in respect of the Reorganization must be approved by shareholders holding at least a majority of the common shares of the Company entitled to be voted at the Meeting.  The Company’s current Bylaws require that notice of the Meeting must be sent to our shareholders entitled to vote not less than 10 days and not more than 60 days before the Meeting.

Wyoming Corporate Requirements.  In order to consummate the Enabling Merger, the Company must also comply with the requirements of the WBCA.  The WBCA permits a foreign corporation to merge with and into a Wyoming corporation if the board of directors and the shareholders of each merging company approve the merger agreement which sets out the terms and conditions of the merger.  The merger will be permitted with shareholder approval from each merging corporation’s shareholders holding at least a majority of shares of the respective corporation’s common shares entitled to be voted.  Gentor Wyoming is a wholly-owned subsidiary of the Company, and pursuant to a shareholder’s written consent resolution dated [______], the Company, acting as Gentor Wyoming’s sole shareholder, approved the Enabling Merger and the entry into of the Plan of Merger by Gentor Wyoming.  After Proposal No. 1 regarding the Reorganization is approved by the shareholders of the Company at the Meeting, the

Company intends to deliver articles of merger to the Wyoming Secretary of State and the Florida Secretary of State in order to consummate the Enabling Merger.

Corporate Law Requirements - Step 2 - Continuance

Wyoming Corporate Requirements.  The WBCA permits a company to carry out a transfer from the State of Wyoming into another jurisdiction with board approval of a resolution to transfer the corporation and approval of the board’s resolution by shareholders holding at least a majority of shares of shares entitled to be voted.  The board of directors of Gentor Wyoming has previously adopted a resolution approving the Continuance and recommending shareholder approval thereof.  Prior to the execution of the Plan of Merger, the Company, in its capacity as the sole shareholder of Gentor Wyoming and upon the recommendation of Gentor Wyoming’s board of directors, passed a resolution approving the transfer out of Wyoming and the change of domicile of Gentor Wyoming to the Cayman Islands by means of the Continuance.  Such sole shareholder resolution is effective under the WBCA for the purpose of authorizing the Continuance.

A company which seeks to transfer from the State of Wyoming must pay a special toll, or departure tax, for carrying out the transfer, which is charged at a flat rate of $50 pursuant to Section 17-16-1720(e) of the WBCA.  Upon receiving an application for a certificate of transfer from our merged company, proof of payment of the special toll tax, and proof that a shareholder resolution to effect the Continuance was duly approved, we anticipate that the Wyoming Secretary of State will issue a certificate of transfer, certifying that Gentor Wyoming has ceased to exist as a company under the jurisdiction of the State of Wyoming.

Cayman Islands Corporate Requirements.  Upon the date shown on the Certificate of Registration by Way of Continuation (the “Certificate of Registration”) to be issued by the Registrar of Companies of the Cayman Islands (the “Registrar of Companies”) confirming that our continued company is registered by way of continuation as an exempted company and specifying the date of registration, the surviving corporation in the Enabling Merger will become a Cayman Islands exempted company.  Because we are proposing to continue into the jurisdiction of the Cayman Islands, we must also comply with the applicable provisions of the Companies Law in order to successfully complete the Continuance and be issued the Certificate of Registration.  A company is permitted to continue from a foreign jurisdiction into the jurisdiction of the Cayman Islands upon the filing of an application package that includes, but is not limited to: (i) confirmation that the company is currently existing in a jurisdiction whose laws permit or do not prohibit the transfer of the company into the Cayman Islands; (ii) confirmation that the current bylaws expressly permit the transfer by way of continuance; (iii) confirmation that the transfer is approved in accordance with the current charter documents of the company; (iv) payment of the appropriate fee; (v)  a director’s affidavit and/or a voluntary declaration and the company’s charter documents; and (vi) evidence that the company has obtained the requisite level of shareholder approval in the jurisdiction from which the company is seeking to transfer.

The Registrar of Companies of the Cayman Islands will register the surviving company as a Cayman Islands exempted company by way of continuation provided that the surviving company:

(i)	is constituted in a form or substantially a form which could have been incorporated as an exempted company limited by shares under the Companies Law;

(ii)	has met all requisite requirements to be registered by way of continuation as an exempted company in the Cayman Islands; and

(iii)	the Registrar of Companies is not aware of any other reason why it would be against the public interest to register the company.

If the Registrar of Companies is satisfied that the requirements for continuation have been observed, the company shall be registered and issued the Certificate of Registration.  Such Certificate of Registration shall be conclusive evidence that the company is continued as a Cayman Islands exempted company under the Companies Law on the date specified in the Certificate of Registration.  Once our continued company is recognized as a company continued under the Companies Law, it will thereafter (i) become a Cayman Islands exempted company as if we had been incorporated as an exempted company under the Companies Law in the Cayman Islands; and (ii) be discontinued in the jurisdiction of the State of Wyoming with our shareholders being subject to the rights and privileges afforded under the Companies Law.  Please refer to the section entitled “Material Differences of the Rights of our Shareholders After the Reorganization” commencing on page 26 below for information regarding the differences of your shareholder rights before and after the Continuance.

Outstanding Securities and the Effect of the Reorganization on Outstanding Securities

Common Shares

Attributes of the Company’s Common Shares. The Company’s currently authorized share capital is 100,000,000 common shares, with a par value of $0.0001 per share, and 50,000,000 preferred shares (issuable in series) with a par value of $0.0001 per share, and there are, as of the date of this Circular, [62,753,840] common shares outstanding, with no preferred shares currently outstanding. Upon completion of the Reorganization, our continued company will have an authorized share capital of $50,000 divided into 500,000,000 common shares, with a par value of $0.0001 per share.

The holders of the Company’s common shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each common share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series.  Holders of the common shares are not entitled to preemptive rights, and the common shares are not subject to conversion rights, liquidation rights, redemption provisions, or sinking fund provisions.  Subject to the prior rights of the holders of any outstanding preferred shares (of which there are presently none) or any other shares ranking senior to the common shares (of which there are also presently none), the holders of the common shares are entitled to (i) receive any dividends as and when declared by the Board of Directors, out of the assets of the Company properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine, and (ii) receive the remaining property of the Company in the event of any liquidation, dissolution or winding-up of the Company.

For a discussion of certain material rights of shareholders in respect of the common shares pre- and post-Reorganization, please see the discussion under the heading “Material Differences of the Rights of Our Shareholders After the Reorganization,” beginning on page 26 below.

Effect of Reorganization on Our Outstanding Common Shares.  At the Effective Time of the Enabling Merger, each common share of the Company that is issued and outstanding immediately prior thereto shall be automatically converted into one share of Gentor Wyoming, and, at the effective time of the Continuance, each such share will be deemed to be automatically converted into one share of our continued company.  At the Effective Time of the Enabling Merger, each share of Gentor Wyoming held by the Company that is issued and outstanding prior to the Effective Time shall be cancelled.

Effect of the Reorganization on Our Outstanding Stock Options.  As of the date of this Circular, the Company has outstanding stock options to acquire [1,225,000] common shares of the Company under the 2010 Plan and the New Plan, collectively.  Each stock option of the Company outstanding immediately prior to the Reorganization will, immediately following the Reorganization, be converted into a right to acquire, on the same terms and conditions as were applicable to such stock options immediately prior to the Reorganization, common shares of our continued company.  The 2010 Plan and the New Plan, together with any contractual agreement governing such securities immediately prior to the Reorganization, will be assumed by and deemed adopted and approved by our continued company.  As discussed above, the New Plan remains subject to the approval of the shareholders and the TSX Venture Exchange.  Also as discussed above, no additional awards will be made under the 2010 Plan, and the 2010 Plan will be terminated effective upon the exercise, expiry, termination or cancellation of all of the stock options outstanding under the 2010 Plan.

Effect of Reorganization on Outstanding Warrants and Agent’s Compensation Options.  The tables below set forth, as of the date of this Circular, the outstanding warrants and agent’s compensation options issued by the Company.

Share Purchase Warrants

Date of Issuance	Number of Warrants Issued(1)	Exercise Price per Share(1)
November 2011	1,081,500	Cdn$1.25
October 2011	100,000	Cdn$1.25
September 2011	1,082,500	Cdn$1.25
August 2011	40,000	Cdn$1.25
March 2011	311,334	US$0.90
February 2011	222,000	US$0.90
January 2011	5,983,334	US$0.90
December 22, 2010	3,662,671	US$0.90
November 18, 2010	26,000	US$0.90
November 2, 2010	2,666,667	US$0.90
October 29, 2010	333,334	US$0.90
October 28, 2010	4,000,000	US$0.90
April 29, 2010	4,000,000	US$0.75

(1)
The warrants set out in the above table issued on April 29, 2010 expire two years from their date of issuance, and the warrants set out in the above table issued in August 2011, September 2011, October 2011 and November 2011 expire one year from their respective dates of issuance.  The remainder of the warrants set out in the above table (the “Extended Warrants”) originally expired one year from their respective dates of issuance, however, the Company agreed to extend the respective expiry dates of the Extended Warrants by six months such that the Extended Warrants now expire 18 months from their respective dates of issuance.  Each of the warrants set out in the above table entitle the holder to purchase one common share of the Company at the exercise price indicated in the table, except for the warrants issued in August 2011, September 2011 and October 2011 each of which entitles the holder to purchase one-half of one common share of the Company, provided that a minimum of two such warrants must be exercised by the holder thereof at any one time in order that any such exercise thereof will result in the purchase of one common share of the Company at a price of Cdn$1.25.

Compensation Options

In connection with the private placement financing completed by the Company in November 2011, the Company issued the following agent’s compensation options to the agent under such financing (the “Compensation Options”):

Date of Issuance	Number of Compensation Options Issued	Exercise Price per Share

November 2011	173,040	Cdn$1.00

Each warrant and Compensation Option of the Company outstanding immediately prior to the Reorganization will, immediately following the Reorganization, be converted into a right to acquire, on the same terms and conditions as were applicable to such securities immediately prior to the Reorganization, the respective securities of our continued company. The terms of such convertible securities and any contractual agreement governing such convertible securities will be assumed and deemed adopted and approved by our continued company.

Exchange of Share Certificates

We do not intend to issue certificates representing Gentor Wyoming’s common shares upon consummation of the Enabling Merger.  However, on and after the effective date of the Continuance, each certificate formerly representing common shares of the Company will represent and be deemed to represent the same number of our continued company’s common shares without any further action on the part of the holder of such certificate. Each such certificate may be voluntarily exchanged by the holder thereof for a new certificate issued by or on behalf of our continued company representing our continued company’s common shares by surrendering such certificate to Equity Financial Trust Company (the “Transfer Agent”) at its principal office in Toronto, Ontario, Canada.

After the effective time of the Reorganization, upon any proper transfer of shares of our continued company evidenced by a certificate formerly representing shares of the Company, our continued company shall issue to the transferee a new certificate representing the shares of our continued company so transferred, and, if applicable, shall issue to the transferor a new certificate representing any balance of shares not transferred. As soon as practicable after the effective date of the Reorganization, our continued company will cause to be sent to each shareholder of record as of the effective date of the Reorganization a notice of the effectiveness of the Reorganization, together with information on the treatment of outstanding share certificates as described above.

Post-Reorganization Matters

General

The Reorganization will effect changes of a legal nature, the most significant of which are described in this Circular.  However, the Reorganization is not intended or expected to result in any significant change in our daily business operations, management, location of the principal executive offices, assets or liabilities.

Directors and Officers

Following the Reorganization, the current directors and officers of the Company will continue to serve in the same respective capacities as directors and officers of our continued company.  The following table sets forth the name and province or state and country of residence of each director and executive officer of the Company, as well as such individual’s current position(s) with the Company and period of service as a director (if applicable).  Each director will hold office until the close of the next annual meeting of shareholders unless his office is earlier vacated in accordance with the applicable constating documents and governing law.

Name, Residence and Position(s) with the Company	Director Since

Rudolph de Bruin (1) Bryanston, South Africa Director	March 8, 2010
Geoffrey G. Farr Toronto, Ontario, Canada Corporate Secretary	Not applicable
Arnold T. Kondrat Toronto, Ontario, Canada Executive Vice President and Director	July 31, 2007
Donat K. Madilo Mississauga, Ontario, Canada Chief Financial Officer	Not applicable
Dr. Peter A. Ruxton Kent, United Kingdom Chief Executive Officer, President and Director	March 8, 2010
Dr. David Twist (1) Guernsey, Channel Islands Director	March 8, 2010
Simon F. W. Village (1) Kent, United Kingdom Chairman of the Board and Director	March 8, 2010

(1)	Member of the audit committee of the Board of Directors.

Documents Incorporated by Reference

The following documents have been filed with the applicable securities commissions in Canada and are specifically incorporated by reference herein:

(i)	the material change report of the Company dated November 24, 2011 filed on Form 51-102F3 relating to the announcement of an upgrade on the Mahab 4 VMS copper deposit in Northern Oman; and

(ii)	the TSX Venture Exchange listing application of the Company dated October 5, 2011 (the “Listing Application”).

The foregoing documents are available under the Company’s profile on SEDAR at www.sedar.com.  Upon request, the Company will promptly provide a copy of either of the foregoing documents free of charge to any shareholder of the Company.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular.

Material Differences of the Rights of Our Shareholders After the Reorganization

Following completion of the Reorganization, the rights and privileges of the shareholders will be governed by the Companies Law and the Articles of Association of our continued company.

The principal attributes of our common shares after completion of the Reorganization generally will be similar.  However, there are differences between rights of our shareholders under Florida law and Cayman Islands law.  In addition, there are differences between our current Articles and Bylaws and what will be our continued company’s Articles of Association after the Continuance is consummated.  The following discussion is a summary of material changes in your rights resulting from the Reorganization.  This summary is not complete and does not cover all of the differences between Florida law and Cayman Islands law affecting companies and their shareholders, or all of the differences between our current Articles and Bylaws and what will be our continued company’s Articles of Association following completion of the Reorganization.  This summary is qualified in its entirety by the complete text of the relevant provisions of the FBCA, the Companies Law, and the Company’s Articles and Bylaws and our continued company’s proposed Articles of Association.

Business Combinations/ Anti-Takeover Provisions

Florida law contains provisions (“Control Share Acquisition Provisions”) that are intended to protect Florida shareholders by affording them an opportunity to decide whether a change in corporate control is desirable.  The Control Share Acquisition Provisions of the FBCA, if applicable, apply only to ”issuing public corporations” which are defined as corporations that have (i) 100 or more shareholders, (ii) its principal place of business, its principal office or substantial assets in Florida, and (iii) either (1) more than 10% of its shareholders reside in Florida, (2) more than 10% of its shares are owned by residents of Florida, or (3) 1,000 of its shareholders reside in Florida. Shares held by banks (except as trustee or guardian), brokers, or nominees are disregarded for purposes of calculating the percentage or number of residents. These Control Share Acquisition Provisions essentially deny corporate control to an acquirer of “control shares” by extinguishing the voting rights of such shares of an “issuing public corporation”  acquired in a control-share acquisition until such time as the voting rights of such shares are reinstated by the applicable vote of the shareholders as set forth in the FBCA.  Control shares are defined as shares that, expect for the application of the FBCA, would have voting power that, when added to all other shares that the acquirer owns or has the power to vote, would give the acquirer (directly, indirectly, alone, or as a member of a group) any of the following ranges of total voting power with respect to the election of the corporation’s directors: (i) at least one fifth, but less than one third; (ii) at least one third, but less than a majority; or (iii) a majority or more. These provisions do not apply if, among other things, the control-share acquisition is (i) approved by the corporation’s board of directors before the acquisition, (ii) pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (iii) pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer, or (iv) pursuant to a statutory merger or share exchange to which the corporation is a party.  The Control Share Acquisition Provisions also permit a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Notwithstanding the foregoing, the Control Share Acquisition Provisions of the FBCA also permit a corporation to elect not to be governed by such provisions and the Company, in its current Articles, explicitly elected not to be governed by the Control Share Acquisition Provisions of the FBCA.

Under the Companies Law, there are no anti-takeover provisions, but a company may incorporate such provisions in its memorandum of association and articles of association.  The proposed Articles of Association of the continued company do not incorporate such provisions.

Vote on Certain Extraordinary Transactions

In general, Florida law provides that mergers, share exchanges or a sale of substantially all of the assets of the corporation other than in the usual and regular course of business, must be approved by a majority vote of each voting group of shares entitled to vote on such transaction; however, the FBCA requires that a merger or share exchange must be approved by each class entitled to vote on such transaction by a majority of the votes entitled to vote on such transaction by that class.  Florida law also provides that the articles of incorporation or the board of directors recommending the transaction may require a greater affirmative vote.  The Company’s current Articles do not require a greater affirmative vote for such transactions.

The Companies Law includes a statutory merger procedure which enables Cayman companies to merge or consolidate.  Effecting a merger or consolidation requires the passing of a special resolution of each of the constituent companies and such other authorization, if any, as may be specified in such constituent companies’ articles of association.  The Companies Law also provides for a procedure known as a “scheme of arrangement”.  An arrangement includes a merger, take-over, acquisition, purchase or otherwise whereby the allotting company acquires a controlling interest in the company whose shares it acquires or cancels.  A scheme of arrangement requires the consent of the Cayman Islands exempted company, the consent of the Cayman Islands court and approval by holders of affected shares: (i) representing a majority in number of the shareholders (or class of shareholders) present at the meeting held to consider the arrangement and (ii) holding at least 75% of all the affected shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all of the necessary consents, all affected shareholders would be compelled to sell their shares under the terms of the scheme of arrangement.

The Articles of Association provide that where the continued company proposes a plan of amalgamation, reconstruction or arrangement of the continued company which will result in shares of any shareholder being compulsorily acquired or cancelled (the “Plan”) which does not require the approval of the Cayman court, a meeting of the shareholders must be held to seek the approval of the shareholders.  The notice of such meeting must include a summary of  the Plan and state (i) the fair value of the shares in cash as determined by the continued company and (ii) that a dissenting shareholder is entitled to be paid the fair value of his shares.  Any shareholder whose shares will be subject to repurchase or cancelled under the Plan and who did not vote in favour of the Plan which has subsequently been approved in accordance with the Articles of Association and applicable laws and is not satisfied that he has been offered fair value for his shares pursuant to the Plan (the “Dissenting Shareholder”) may within one month of the holding of the meeting apply to the continued company to have the fair value of his shares appraised by an independent qualified appraiser appointed by the continued company.  The continued company is then required to pay the Dissenting Shareholder an amount equal to the value of his shares as appraised by the independent appraiser.  In the case where the Plan requires the approval of the Cayman court, the continued company shall ensure that the Plan includes appraisal rights to Dissenting Shareholders on the terms substantially similar to the provisions set out in the Articles of Association.   A Dissenting Shareholder shall only be entitled to receive the amount appraised by the independent qualified appraiser and shall not be entitled to receive, in addition, the consideration such Dissenting Shareholder would otherwise be entitled under the Plan.

Under the Articles of Association the sale, lease or exchange of all or substantially all of the property of the continued company (other than in the ordinary course of business of the continued company) and  the amalgamation, merger, consolidation or continuation of the continued company  require approval by special resolution, being approval by at least two thirds, or 66.7% of the votes cast with respect to such a resolution at a properly convened meeting of shareholders.

In addition, Cayman Islands exempted companies may be acquired by other corporations by the direct acquisition of the share capital of such Cayman Islands company. The Companies Law provides that when an offer is made for ordinary shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those shares accept, the offeror may, for two months after that four-month period, require the remaining ordinary shareholders to transfer their ordinary shares on the same terms as the original offer.  However, a Cayman Islands exempted company could acquire a United States company through the use of a subsidiary.

Amendments to Articles and Bylaws

The FBCA requires the approval of the holders of a majority of all outstanding shares entitled to vote, with each shareholder being entitled to one vote for each share so held, to approve proposed amendments to a corporation’s articles of incorporation, unless the articles of incorporation or the bylaws provide for different proportions.  The Company may amend its Articles at any time to add or change a provision hat is required or permitted in the Articles or to delete a provision not required in the Articles.  Our Board of Directors may adopt one or more amendments to the Articles without shareholder action pursuant to Section 8.2 of our Bylaws.  Our Board of Directors may amend or repeal the Company’s current Bylaws unless the FBCA reserves the power to amend a particular bylaw provision exclusively to the shareholders.

Under our current Bylaws, a bylaw provision that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed (i) if originally adopted by the shareholders, only by the shareholders; or (ii) if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.  A bylaw provision adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specific vote of either the shareholders or the Board of Directors.  Such action by the Board of Directors to adopt or amend a bylaw provision that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

Under Cayman Islands law, objects of the company set out in the memorandum of association may be amended by special resolution, subject to the provisions of the Companies Law.  Subject to the provisions of the Companies Law and subject to any restrictions of a company’s memorandum and articles of association, a company may, by special resolution, alter or add to its articles of association. A special resolution requires approval by at least two thirds, or 66.7%, of the votes cast in person or by valid proxy at a meeting of the company.  The proposed Articles of Association of our continued company also provide that a special resolution includes a unanimous written resolution of all members entitled to vote that is expressed to be a special resolution.

Removal of Directors

The FBCA provides that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. However, a director may be removed by the shareholders at a meeting of shareholders if the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the removal of the director. However, if cumulate voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. The Company’s current Articles and Bylaws do not provide for cumulative voting.

There is no provision in the Companies Law for the removal of directors and there is no age limit for directors of a Cayman Islands exempted company.  The Articles of Association provide that there is no shareholding qualification for directors.  The Articles of Association also provide that the shareholders may, by ordinary resolution (being a resolution approved by a majority of votes cast with respect to such resolution at a meeting of shareholders), remove a director from office and may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.  The Articles of Association provide that the minimum number of directors is three and the maximum number is fifteen and that, subject to an ordinary resolution to the contrary, the directors can determine the number of directors within such range.  The directors may appoint additional directors but, between meetings of the shareholders, the directors may not appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors elected at the last annual meeting of shareholders.

The office of a director shall be terminated if he or she (i) becomes prohibited by law from being a director; (ii) becomes bankrupt or makes any arrangement or composition with his creditors generally; (iii) dies, or is, in the opinion of all his or her co-directors, incapable by reason of mental disorder of discharging his or her duties as director; (iv) resigns his or her office by notice to the company; (v) has for more than six (6) consecutive months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his or her office be terminated.

Director Vacancies

Under the FBCA, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the shareholders, unless the articles of incorporation provide otherwise.

Under Cayman Islands law, unless provided otherwise by the memorandum of association and articles of association, the directors have the power to appoint one or more directors to fill a vacancy on the board.

Quorum of Shareholders

Under the FBCA and the Company’s Bylaws, a quorum consists of a majority of shares entitled to vote, present in person or represented by proxy, unless the certificate of incorporation or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of shares entitled to vote at the Meeting.

There is no provision in the general sections of the Companies Law determining the necessary number of votes to constitute a quorum.  The proposed Articles of Association provide that two or more persons, representing in the aggregate not less than five percent of the voting shares, present in person or by proxy and entitled to vote on the business to be considered at the meeting shall be a quorum for the purposes of a general meeting.

Notice and Calling of Shareholder Meetings

The FBCA permits special meetings of shareholders to be called by the board of directors or by any other person authorized in the articles of incorporation or bylaws to call a special shareholder meeting or by written request by the holders of not less than 10% of all shares entitled to vote (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation).

The Companies Law provides that in default of any regulations as to summoning general meetings, a meeting shall be held to be duly summoned if five days’ notice has been served on every member; and in default of any regulations as to the persons to summon meetings, three members shall be competent to summon a meeting.  Our continued company specifies in its proposed Articles of Association that at least twenty-one (21) days’ notice specifying the place, the day and the hour of each general meeting and the general nature of the business to be transacted thereat shall be given.  The Articles of Association specify that the directors shall call an annual meeting of the company not later than fifteen (15) months after the preceding annual meeting.  The directors may, whenever they think fit, convene a general meeting of the company.  Any one or more shareholders holding in the aggregate not less than ten percent (10%) of the shares entitled to vote on the business to be considered at the meeting may convene a shareholders’ meeting, in the same manner as nearly as possible as that in which meetings may be convened by the directors.

Shareholder Written Consent in Lieu of Meeting

Florida law provides that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock, having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent to the action in writing. Additionally, the FBCA requires the corporation to give notice within 10 days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders who did not consent in writing.

The Companies Law does not contain comparable provisions regarding shareholder written consent in lieu of a meeting, but it does provide that, if authorized by its articles of association, a company may pass a special resolution in writing (in lieu of a meeting) if so approved by all of the members entitled to vote.  The Articles of Association of our continued company provide that a special resolution includes a unanimous written resolution of all members entitled to vote expressed to be a special resolution.

Appraisal Rights

For a detailed discussion of appraisal rights available to the Company’s shareholders under the FBCA, please see the section entitled “Appraisal Rights” beginning on page 47 below.

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO APPRAISAL RIGHTS, THE COMPANY URGES ALL OF ITS SHAREHOLDERS TO READ THIS CIRCULAR AND EXHIBIT C IN ITS ENTIRETY AND, IF APPROPRIATE, TO CONSULT WITH THEIR OWN LEGAL COUNSEL AND/OR OTHER SIMILAR PROFESSIONAL ADVISORS TO PROTECT, EXERCISE AND/OR PERFECT THEIR APPRAISAL RIGHTS SINCE THE FAILURE TO STRICTLY AND TIMELY COMPLY WITH ALL OF THE APPLICABLE PROVISION OF FLORIDA LAW WILL RESULT IN THE WAIVER AND LOSS OF SUCH RIGHTS.

The Companies Law does not specifically provide for appraisal rights.  However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company, a minority shareholder may apply to the court within one month of receiving notice of the compulsory transfer objecting to that transfer.  In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer.  A court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

Shareholder Register

A Florida corporation’s shareholders’ list showing the names, addresses and the number of shares registered in the name of each shareholder may be inspected by shareholders of record for any purpose beginning 10 days prior to a shareholders’ meeting at the corporation’s principal office.  The shareholders’ list may otherwise be inspected by shareholders of record, or their agents or attorneys, if the shareholder’s demand is made in good faith and for a proper purpose and the record is directly connected with the shareholder’s purpose.

Under the Companies Law, the register of members shall contain the names and addresses of the members of the Cayman Islands exempted company, a statement of the shares held by each member and the amount paid or agreed to be considered as paid therefor, the date on which any person was entered on the register as a member and the date on which any person ceased to be a member.  The register of members will be held at the registered office of the exempted company or at such other place as permitted by law.  It is not required to be filed with the Registrar of Companies and is not available generally for public nor shareholder inspection.

Preemptive Rights

Under the FBCA, a corporation’s articles must set forth the provisions of any preemptive rights to be granted to shareholders.  The shareholders of the Company under our current Articles and Bylaws do not have a preemptive right to acquire the Company’s unissued common shares.

The Companies Law does not contain comparable provisions regarding preemptive rights.  The Articles of Association of our continued company does not contain any preemptive rights.

Inspection of Books and Records

Under the FBCA, a shareholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and shareholders resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation’s directors and officers, and the corporation’s most recent annual report during regular business hours only if the shareholder gives at least five business days’ prior written notice to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours only if the shareholder gives as least five business days’ prior written notice to the corporation and (i) the shareholder’s demand is made in good faith and for a proper purpose, (ii) the demand describes with particularity its purpose and the records to be inspected or copied and (iii) the requested records are directly connected with such purpose.  The FBCA also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Members of a Cayman Islands exempted company have no general rights to inspect or obtain copies of the register of members or corporate records of the company (other than the register of mortgages and charges). A shareholder may obtain a copy of the memorandum of association and the articles of association of the company on payment of such reasonable sum, not exceeding one dollar for each copy, as may be fixed by any rule of the company and such copy shall be given by the registered office of the company, which may require payment for the release of documentation.

Dividends and Distributions

Under Florida law, unless otherwise provided in the articles of incorporation, a corporation may pay distributions, including repurchases of stock, unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time the distribution was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend.  Under the Company’s current Articles and Bylaws, subject to the prior rights of the holders of the preferred shares or any other shares ranking senior to the common shares, the holders of the Company’s common shares are entitled to (i) receive any dividends as and when declared by the Board of Directors, out of the assets of the Company properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and (ii) receive the remaining property of the Company in the event of any liquidation, dissolution or winding-up of the Company.

There is no provision in the general sections of the Companies Law concerning dividends or distributions.  Our continued company specifies in its Articles of Association that the directors may from time to time declare dividends on the shares of any class provided that no such dividend shall be paid otherwise than out of the assets of the company relating to such class legally available for distribution by way of dividend. No dividend shall be paid from the share premium account, unless immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay the debts of the company as they fall due in the ordinary course of business.

Any dividend or other moneys payable on or in respect of a share of a Cayman Islands exempted company may be paid by wire transfer to such bank account as the holder or other person entitled thereto may in writing direct, or by check or warrant sent by mail to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of the company or to such person and to such address or bank account as the person or persons entitled may in writing direct.  Subject to any applicable law or regulations, every check shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the check shall be a good discharge to the company.  Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.  The directors may declare that any dividend on any class is paid wholly or partly by the distribution of money, shares or other property.  No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.  Any dividend which remains unclaimed after a period of three years from the date of declaration of such dividend shall be forfeited and shall revert to the company.

Director Qualifications and Number

Florida law provides that the number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws.

There are no provisions in the general sections of the Companies Law with respect to the number or qualifications of directors.  The Articles of Association provide that the minimum number of directors is three and the maximum number of directors is fifteen.

Director Liability

Under Florida law, a director is not personally liable for monetary damages to the corporation, shareholders or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless (i) the director breached or failed to perform his duties as a director and (ii) such breach or failure constitutes (1) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, (3) a circumstance resulting in an unlawful distribution, (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation or willful misconduct, or (5) in a proceeding by or in the right of one other than the corporation or a shareholder, recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

The Companies Law has no equivalent provisions regarding the limitation of directors’ liability.  However, Cayman Islands law will not allow the limitation of a director’s liability for his or her own fraud, willful neglect or willful default.

Indemnification of Officers, Directors and Others

Florida law has provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. The FBCA provides that a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Furthermore, the FBCA also provides that a corporation also has the power to indemnify such persons against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The FBCA also provides that expenses incurred by such persons in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

The Companies Law does not contain comparable indemnification provisions to those under the FBCA.  The Articles of Association provide that the continued company shall indemnify directors and former directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings by reason of the fact that the person is or was a director of the continued company provided that the director or former director acted honestly and in good faith with a view to the best interests of the continued company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.  In addition, the Articles of Association permit the continued company to purchase and maintain insurance in relation to any director, former director, officer or liquidator of the continued company with respect to such indemnification.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Certain United States Securities Law Considerations

The Company’s common shares are currently quoted on the OTCQB under the symbol “GNTO.”  We expect that immediately following the Continuance, the common shares of our continued company will be quoted on the OTCQB under the same symbol.  In addition, the Company’s common shares are currently listed for trading on the TSX Venture Exchange, under the symbol “GNT”, and will continue to be listed, and to trade, on the TSX Venture Exchange under the same symbol following completion of the Reorganization.

The Company currently files reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including annual reports on Form 10-K and quarterly reports on Form 10-Q.  Following completion of the Reorganization, it is expected that the Company will be a foreign private issuer (as defined in Rule 3b-4(c) under the Exchange Act) and will be required to file annual reports on Form 20-F instead of Form 10-K.  In addition, our continued company will no longer be required to file quarterly reports on Form 10-Q or periodic reports on Form 8-K.

With respect to the securities issued in the Enabling Merger, and the securities deemed to be issued in connection with the Continuance, the Company will rely upon the exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions provided under the securities laws of each applicable state of the United States.  Section 3(a)(10) of the Securities Act exempts from registration securities issued in exchange for one or more outstanding securities where the terms and conditions of the issuance and exchange of such securities are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by a governmental authority expressly authorized by law to grant such approval.  The Director of the Idaho Department of Finance, having proper jurisdiction, has conducted a fairness hearing pursuant to Idaho Code § 30-14-202A and in compliance with requirements of Section 3(a)(10) of the Securities Act and has found the Reorganization to be fair, equitable and free from fraud.

The common shares and convertible securities of the continued company deemed issued pursuant to the Continuance may be resold without restriction under the Securities Act by persons who are not

“affiliates” (defined below) of the Company at any time commencing 90 days before the effective date of the Enabling Merger.  Any resale of such securities will, however, be subject to the terms of the securities, any lock-up or other contractual restrictions applicable to the holder and any applicable resale restrictions arising under the laws of jurisdictions outside the United States or the various states of the United States.  An “affiliate,” as used in this paragraph, of an issuer is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such issuer, whether through the ownership of voting securities, by contract, or otherwise.  Typically, persons who are directors, executive officers and major shareholders of an issuer are considered to be its affiliates.  However, such affiliates may resell such securities without registration under the Securities Act and applicable state securities laws immediately, either (i) outside the United States pursuant to and in accordance with Regulation S under the Securities Act, or (ii) in a transaction exempt from such registration requirements, including a transaction completed in accordance with the volume, current public information and manner of sale limitations of Rule 144 under the Securities Act.  Persons who may be considered “affiliates” are urged to consult with their own legal counsel to determine the circumstances in which the resale of securities of our continued company will comply with an exemption from such registration requirements.

The shares issuable upon exercise of the convertible securities deemed to be issued pursuant to the Continuance may only be exercised by or on behalf of a person in the United States or a U.S. person if registered under the Securities Act or an exemption from registration under the Securities Act and applicable state laws is available.  Certificates representing such common shares will bear a restrictive legend to the foregoing effect.

THE SECURITIES TO BE ISSUED OR DEEMED TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, OR OF ANY OTHER JURISDICTION, NOR HAS THE SEC OR ANY COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES, OR OF ANY OTHER JURISDICTION, PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The foregoing discussion is only a general overview of certain requirements of United States securities laws applicable to the securities received upon consummation of the Enabling Merger and the Continuance. Holders of such securities may be subject to additional restrictions, including, but not limited to, restrictions under written contracts, agreements or instruments to which the holders are parties or are otherwise subject, and restrictions under the terms of the securities and under applicable United States state securities laws and the laws of jurisdictions outside the United States.  All holders of such securities are urged to consult with legal counsel to ensure that the resale of the securities complies with applicable securities legislation.

Certain Canadian Securities Law Considerations

The common shares of the Company will be converted into shares of Gentor Wyoming pursuant to the Enabling Merger.  Gentor Wyoming shares will be issued pursuant to an exemption from applicable prospectus requirements of applicable Canadian securities laws under Section 2.11 of National Instrument 45-106 − Prospectus and Registration Exemptions.  Such Gentor Wyoming shares (and, after the Continuance, the related continued company shares) will be subject to resale restrictions under applicable Canadian securities laws until March 7, 2011. After March 7, 2011, such shares will generally not be subject to any resale restrictions under applicable Canadian securities laws, provided the conditions set out in Subsection 2.6(3) of National Instrument 45-102 − Resale of Securities are satisfied.

Shareholders of the Company should consult with their own financial and legal advisors with respect to the tradability of Gentor Wyoming shares and continued company shares.

Certain United States Federal Income Tax Consequences Relating to the Reorganization

The following is a general summary of certain U.S. federal income tax consequences applicable to a Company shareholder with respect to the Reorganization and the ownership and disposition of Continued Company Common Shares received pursuant to the Continuance.  This summary only discusses the U.S. federal income tax consequences for a Company shareholder who participates in both the Enabling Merger and Continuance or who exercises dissent rights.  This summary does not address the U.S. federal income tax consequences to a Company shareholder who participates in the Enabling Merger but does not participate in the Continuance.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Company shareholder as a result of the Reorganization or as a result of the ownership and disposition of Continued Company Common Shares received pursuant to the Continuance.  In addition, this summary does not take into account the individual facts and circumstances of any particular Company shareholder that may affect the U.S. federal income tax consequences to such Company shareholder, including specific tax consequences to a Company shareholder under an applicable tax treaty.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Company shareholder.  This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to Company shareholders of the Reorganization or the ownership and disposition of Continued Company Common Shares.  Each Company shareholder should consult its own tax advisor regarding such tax consequences of the Reorganization and the ownership and disposition of Continued Company Common Shares received in the Continuance.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Reorganization and the ownership and disposition of Continued Company Common Shares received pursuant to the Continuance.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

NOTICE PURSUANT TO IRS CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A U.S. HOLDER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE INTERNAL REVENUE CODE.  THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS CIRCULAR. EACH U.S. HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH U.S. HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

Scope of This Disclosure

Authorities. This summary is based on the Code, U.S. Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Circular.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders.  For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares of the Company (or, after the Reorganization, Continued Company Common Shares) participating in the Enabling Merger and Continuance or exercising dissent rights pursuant to the Enabling Merger that is for U.S. federal income tax purposes:

(i)	an individual who is a citizen or resident of the U.S.;

(ii)	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S.;

(iii)	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

(iv)
a trust that (A) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (B) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders.  For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares of the Company (or, after the Reorganization, Continued Company Common Shares) participating in the Enabling Merger and Continuance or exercising dissent rights that is not a U.S. Holder.

Transactions Not Addressed.  This summary does not address the U.S. federal income tax consequences of certain transactions effected prior or subsequent to, concurrently with, or as part of the Reorganization (whether or not any such transactions are undertaken in connection with the Reorganization), including, without limitation, the following:

(i)	any conversion into Company common shares or Continued Company Common Shares of any notes, debentures or other debt instruments;

(ii)
any vesting, conversion, assumption, disposition, exercise, exchange, or other transaction involving any rights to acquire Company common shares or Continued Company Common Shares, including without limitation stock options and warrants; and

(iii)	any transaction, other than the Enabling Merger or Continuance, in which Company common shares or Continued Company Common Shares are acquired.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed.  This summary does not address the U.S. federal income tax considerations of the Enabling Merger and Continuance to Company shareholders that are subject to special provisions under the Code, including the following: (i) shareholders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (ii) shareholders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (iii) shareholders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (iv) shareholders that have a “functional currency” other than the U.S. dollar; (v) shareholders that own Company common shares (or Gentor Wyoming common shares or Continued

Company Common Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (vi) shareholders that acquired Company common shares (or Gentor Wyoming common shares or Continued Company Common Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (vii) shareholders that hold Company common shares (or Gentor Wyoming common shares or Continued Company Common Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (viii) U.S. expatriates or former long-term residents of the United States; and (ix) shareholders that own or have owned, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Company common shares (or Gentor Wyoming common shares or Continued Company Common Shares).  Shareholders that are subject to special provisions under the Code, including shareholders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal estate and gift, U.S. state and local tax, and foreign tax consequences relating to the Enabling Merger and Continuance and the ownership and disposition of Continued Company Common Shares received pursuant to the Continuance.

If an entity that is classified as a partnership (or a “pass-through” entity) for U.S. federal income tax purposes holds Company common shares (or Gentor Wyoming common shares or Continued Company Common Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Enabling Merger and Continuance and the ownership and disposition of Continued Company Common Shares received pursuant to the Continuance generally will depend in part on the activities of the partnership and the status of such partners.  This summary does not address the tax consequences to any such partner or partnership.  Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Enabling Merger and Continuance and the ownership and disposition of Continued Company Common Shares received pursuant to the Continuance.

Treatment of Continued Company as a U.S. Corporation

Because Company shareholders will own 100% of the outstanding Continued Company Common Shares by reason of their ownership of Company common shares or Gentor Wyoming common shares immediately after the Continuance and the Company believes that our continued company should not be treated as having substantial business activities in the Cayman Islands when compared to the total worldwide business activities of our continued company and its subsidiaries immediately after the Continuance, the continued company should be treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code and be subject to U.S. tax on its worldwide income.  Neither the Company nor our continued company has sought or obtained an opinion of legal counsel or a ruling from the IRS regarding the treatment of our continued company as a U.S. domestic corporation.  Accordingly, there can be no assurance that the IRS will not challenge the treatment of our continued company as a U.S. domestic corporation or that the U.S. courts will uphold the status of our continued company as a U.S. domestic corporation in the event of an IRS challenge.  If our continued company is not treated as a U.S. domestic corporation for U.S. federal income tax purposes, then adverse U.S. federal income tax consequences may result for the Company and U.S. Holders.  This summary assumes that our continued company will be treated as a U.S. domestic corporation for U.S. federal income tax purposes.

U.S. Tax Consequences to U.S. Holders

Certain U.S. Federal Income Tax Consequences to U.S. Holders of the Enabling Merger and Continuance.  Each of the Enabling Merger and the Continuance has been structured with the intent that the such transaction should qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code (a “Section 368 Reorganization”).  The Company has not sought or obtained an opinion of legal counsel or a ruling from the IRS regarding any of the tax consequences of the

Enabling Merger or Continuance.  Accordingly, there can be no assurance that the IRS will not challenge the treatment of the Enabling Merger and Continuance as Section 368 Reorganizations or that the U.S. courts will uphold the status of the Enabling Merger and Continuance as a Section 368 Reorganization in the event of an IRS challenge.  U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Enabling Merger and Continuance.

If the Enabling Merger or Continuance qualifies as a Section 368 Reorganization, then the following U.S. federal income tax consequences will result for U.S. Holders:

(i)
a U.S. Holder of Company common shares who exchanges Company common shares for Gentor Wyoming common shares pursuant to the Enabling Merger or Gentor Wyoming common shares for Continued Company Common Shares pursuant to the Continuance will not recognize gain or loss on the Enabling Merger or Continuance;

(ii)
the aggregate tax basis of a U.S. Holder in the common shares acquired in Enabling Merger or the Continuance will be equal to such shareholder’s aggregate tax basis in the common shares surrendered in exchange therefor;

(iii)
the holding period of a U.S. Holder for the common shares acquired in exchange for common shares pursuant to the Enabling Merger or Continuance will include such U.S. Holder’s holding period for common shares surrendered in exchange therefor; and

(iv)
U.S. Holders who exchange common shares for common shares pursuant to the Enabling Merger and Continuance generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Enabling Merger and Continuance occurs, as applicable, and to retain certain records related to the Enabling Merger and Continuance.

The IRS could challenge a U.S. Holder’s treatment of the Enabling Merger or Continuance as a Section 368 Reorganization.  If this treatment were successfully challenged, then the Enabling Merger or Continuance, as applicable, would be treated as a taxable transaction.  In such case, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (expressed in U.S. dollars) of the common shares received in exchange for common shares pursuant to the Enabling Merger or Continuance and (ii) the adjusted tax basis (expressed in U.S. dollars) of such U.S. Holder in Company common shares exchanged therefor.  Any such gain or loss generally would be capital gain or loss, which will be long-term capital gain or loss if such common shares exchanged are held for more than one year.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to complex limitations under the Code.

U.S. Holders Exercising Dissent Rights.  A U.S. Holder that exercises dissent rights in the Enabling Merger and is paid cash in exchange for all of such U.S. Holder’s Company common shares generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. Holder in exchange for Company common shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (ii) the tax basis of such U.S. Holder in such Company common shares surrendered.

General U.S. Federal Income Tax Consequences Related to the Ownership and Disposition of Continued Company Common Shares Received in the Continuance by U.S. Holders

Distributions on Continued Company Common Shares.  The Company does not intend to pay any dividends on the Continued Company Common Shares in the foreseeable future (See “Dividends” above).  In the event that the Company pays dividends on the Continued Company Common Shares, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Continued Company Common Share will be required to include the amount of such distribution in gross income as a dividend to the extent of the current or accumulated “earnings and profits” of our continued company, as computed for U.S. federal income tax purposes.  To the extent that a distribution exceeds the current and accumulated “earnings and profits” of our continued company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Continued Company Common Shares and thereafter as gain from the sale or exchange of such shares taxable as described under “Sale or Other Taxable Disposition of Continued Company Common Shares Received in the Continuance” below.  Subject to applicable limitations and requirements, dividends received on the Continued Company Common Shares generally should be eligible for the “dividends received deduction” available to corporate shareholders.

For taxable years beginning before January 1, 2013, a dividend paid to a U.S. Holder who is an individual, estate or trust by our continued company generally will be taxed at the preferential tax rates applicable to long-term capital gains if certain holding period and other requirements are met.  Under current law, a dividend paid in a taxable year beginning on or after January 1, 2013 will generally be taxed at ordinary income tax rates.

Sale or Other Taxable Disposition of Continued Company Common Shares Received in the Continuance.  Upon the sale or other taxable disposition of Continued Company Common Shares received in the Continuance, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received and (ii) such U.S. Holder’s tax basis in the shares sold or otherwise disposed of.  Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the shares have been held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to significant limitations under the Code.

Receipt of Foreign Currency.  Amounts paid to a U.S. Holder in foreign currency generally will be equal to the U.S. dollar value of such distribution based on the exchange rate applicable on the date of receipt.  A U.S. Holder that does not convert foreign currency received into U.S. dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the U.S. dollar value of such foreign currency on the date of receipt.  Such U.S. Holder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for U.S. dollars), which generally would be treated as U.S. source ordinary income for foreign tax credit purposes.

Additional Tax on Passive Income.  For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in a trade or business).  U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Continued Company Common Shares.

Backup Withholding and Information Reporting.  Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment or involvement in a foreign corporation.  For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000.  The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity.  U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at a domestic financial institution.  However, pursuant to recent IRS guidance, these new reporting requirements have been temporarily suspended pending release of IRS Form 8938.  Additional guidance is also expected regarding the specific information that will be required to be reported on IRS Form 8938.  Penalties for failure to file certain of these information returns are substantial.  U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an IRS Form 8938 (after such form is released) for prior tax years in which the obligation to file such form was suspended.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 28% (increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (i) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (ii) furnishes an incorrect U.S. taxpayer identification number, (iii) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (iv) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.  However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.  Backup withholding is not an additional tax.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.  U.S. Holders should consult with their own tax advisors regarding the information reporting and backup withholding rules.

U.S. Tax Consequences to Non-U.S. Holders

The following summary applies to “non-U.S. Holders” of Company common shares.  A non-U.S. Holder is a beneficial owner of Company common shares that is not a U.S. Holder, as defined above.

Exchange of Common Shares in the Enabling Merger or the Continuance.  A non-U.S. Holder who exchanges common shares for common shares pursuant to the Enabling Merger or the Continuance will generally be subject to U.S. federal income tax on gain realized in such transaction if the Company or Gentor Wyoming is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes, unless the Company’s or Gentor Wyoming’s common shares are “regularly traded on an established securities market” within the meaning of Section 897 of the Code as described below (the “Regularly Traded Exception”).  A non-U.S. Holder who exchanges common shares for common shares in the Enabling Merger or Continuance should not recognize loss with respect to such exchange for U.S. federal income tax purposes.  A “USRPHC” is a U.S. domestic corporation whose trade or business and real property assets consist primarily of “United States real property interests” (a “USRPI”).  For purposes of these rules, a USRPI includes land, growing crops and timber, and mines, wells and other natural deposits (including, oil and gas properties and mineral deposits) located in the United States as well as equity interests in a USRPHC.  The Company believes that it was a USRPHC prior to March [__], 2010.  The Company believes that it ceased to be a USRPHC on March [___], 2010.

Non-U.S. Holders who acquired Company common shares on or after March [___], 2010 should not be subject to U.S. federal income tax under Section 897 even if the Company common shares or Gentor Wyoming common shares do not satisfy the Regularly Traded Exception.

If Company and Gentor Wyoming common shares satisfy the Regularly Traded Exception, a non-U.S. Holder will not recognize taxable gain on the exchange of common shares pursuant to the Enabling Merger or Continuance unless the non-U.S. Holder has owned, either actually or under certain attribution rules, more than 5% of Company common shares or Gentor Wyoming common shares, as applicable, at any time during the five-year period ending on the date of the Enabling Merger or Continuance or, if shorter, the non-U.S. Holder’s holding period for such common shares, and such non-U.S. Holder is not otherwise eligible for an exemption.  Common shares of the Company and Gentor Wyoming will be treated as regularly traded on an established securities market (and thus meeting the Regularly Traded Exception) for any calendar quarter during which they are regularly quoted by brokers or dealers making a market in such common shares, provided the common shares are traded on an established securities market in the United States.  The Company expects that its common shares will, as of the closing date of the Enabling Merger, and Gentor Wyoming common shares will, as of the closing date of the Continuance, meet the Regularly Traded Exception.  Thus, if the Company common shares are regularly traded on an established securities market on the closing date of the Enabling Merger and the Gentor Wyoming common shares are regularly traded on an established securities market on the closing date of the Continuance, a non-U.S. Holder should not recognize taxable gain for U.S. federal income tax purposes with respect to the exchange of common shares in the Enabling Merger and the Continuance, unless the non-U.S. Holder has owned, either actually or under certain attribution rules, more than 5% of Company common shares or Gentor Wyoming common shares at any time during the time period described above and such non-U.S. Holder is not otherwise eligible for an exemption.

The foregoing discussion applies only if the Enabling Merger and Continuance qualify as a Section 368 Reorganization for U.S. federal income tax purposes.  If the IRS were to successfully challenge the qualification of the Enabling Merger or Continuance as a Section 368 Reorganization, a non-U.S. Holder will generally not recognize gain or loss for U.S. federal income tax purposes with respect to such transaction unless (i) gain with respect to the common shares transferred in such transaction is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States, (ii) in the case of gain realized by an individual non-U.S. Holder, such non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met or (iii) Company common shares or Gentor Wyoming common shares, as applicable, are not treated under applicable U.S. Treasury Regulations as meeting the Regularly Traded Exception.

Non-U.S. Holders Exercising Dissent Rights.  A non-U.S. Holder who exercises dissent rights in the Enabling Merger generally should not be taxable on the receipt of cash in exchange for all of such non-U.S. Holder’s Company common shares except in the circumstances described under “Sale or Other Taxable Disposition of Continued Company Common Shares Received in the Continuance” below.  Amounts that are or are deemed to be interest for U.S. federal income tax purposes will be subject to withholding tax at a rate of 30% rate unless an exemption applies or the rate is reduced under an applicable treaty.

General U.S. Tax Consequences Related to the Ownership and Disposition of Continued Company Common Shares Received in the Continuance by Non-U.S. Holders

Distributions on Continued Company Common Shares.  The Company does not intend to pay any dividends on the Continued Company Common Shares in the foreseeable future.  (See “Dividends” above).  In the event that the Company pays dividends on the Continued Company Common Shares, a non-U.S. Holder that receives a distribution, including a constructive distribution, with respect to a

Continued Company Common Share will be required to treat such distribution as a dividend to the extent of the current or accumulated “earnings and profits” of our continued company, as computed for U.S. federal income tax purposes.  To the extent that a distribution exceeds the current and accumulated “earnings and profits” of our continued company, such distribution will be treated (i) as a tax-free return of capital to the extent of a non-U.S. Holder’s tax basis in the Continued Company Common Shares and (ii) thereafter as gain from the sale or exchange of such shares.

Any amount treated as a dividend generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the non-U.S. Holder provides our continued company with a properly executed IRS Form W-8BEN, unless the non-U.S. Holder instead supplies a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S.  To the extent a distribution from our continued company is treated as a dividend effectively connected with the conduct of a trade or business within the U.S. and includible in the non-U.S. Holder’s gross income, it will not be subject to the withholding tax (assuming proper certification and disclosure), but instead will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates.  Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements.  If a non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.  Amounts taxable to a non-U.S. Holder as gain from the sale or exchange of Continued Company Common Shares under Section 301 of the Code will be taxable as described  under “Sale or Other Taxable Disposition of Continued Company Common Shares Received in the Continuance” below.

Sale or Other Taxable Disposition of Continued Company Common Shares Received in the Continuance.  In general, a non-U.S. Holder of Continued Company Common Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such shares, unless one of the circumstances described below exist.

If the gain is effectively connected with a U.S. trade or business carried on by the non-U.S. Holder (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Holder), such holder will be subject to tax on the net gain derived from the sale or other taxable disposition of Continued Company Common Shares under regular graduated U.S. federal income tax rates.  If a non-U.S. Holder is a non-U.S. corporation, it will be subject to tax on its net gain from such a sale or other taxable disposition generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

If a non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, such holder will be subject to tax at a rate of 30% (or subject to any exemption or lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition of Continued Company Common Shares even though such holder is not considered a resident of the U.S.  The amount of such gain may be offset by the non-U.S. Holder’s U.S. source capital losses.

If the Continued Company Common Shares qualify as a USRPI, gain from the sale or disposition of a non-U.S. Holder’s shares will be subject to special U.S. federal income tax rules applicable to dispositions of U.S. real estate by foreign persons.  If at any time during the shorter of the non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of the Continued Company Common Shares, our continued company (or a predecessor entity) qualifies as a USRPHC, a non-U.S. Holder will be treated as having disposed of a USRPI and, thus, will be subject to U.S. federal net income tax on gain from a sale of Continued Company Common Shares at graduated rates as if the gain or loss were effectively connected with the conduct of a U.S. trade or business unless an exception for shares of a USRPHC which satisfy the Regularly Traded Exception or other exception applies.

Under the Regularly Traded Exception, a disposition of stock of a USRPHC that is regularly traded on an established securities market will only be subject to U.S. federal income taxation in the case of a person who, directly or constructively, at any time during the five year period ending on the date of the disposition of stock, held more than 5% of that class of stock.  There can be no assurance that the Continued Company Common Shares will satisfy the Regularly Traded Exception at any particular point in the future.

It is not expected that our continued company will be a USRPHC for U.S. federal income tax purposes immediately after the Continuance, though it could become a USRPHC in the future.  However, a predecessor to our continued company was a USRPHC prior to March [__], 2010, and as a result, our continued company may be treated as a USRPHC with respect to non-U.S. Holders who acquired Company common shares prior to March [__], 2010 and participated in the Enabling Merger and Continuance.  Non-U.S. Holders are urged to consult with their own tax advisors regarding the consequences if our continued company is, has been or will be a USRPHC.

Backup Withholding and Information Reporting.  Generally, our continued company must report annually to the IRS and to non-U.S. Holders the amount of dividends paid to non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends paid, provided our continued company receives a statement meeting certain requirements to the effect that the non-U.S. Holder is not a U.S. person and that our continued company does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.  The requirements for the statement will be met if (i) the non-U.S. Holder provides its name and address and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN) or (ii) a financial institution holding the instrument on behalf of the non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes our continued company or its paying agent with a copy of the statement.  In addition, a non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Company common shares or Continued Company Common Shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and our continued company does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. Holder otherwise establishes an exemption.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Recent legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, a U.S. corporation’s stock paid to a foreign financial institution or to a foreign non financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.  In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Department of the Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to certain other account holders.  The legislation applies to payments made after December 31, 2013.  Non-U.S. Holders should consult their own tax advisors regarding this legislation.

Certain Cayman Islands Tax Consequences of the Reorganization

Upon consummation of the Continuance, our continued company will not be subject to any income, withholding or capital gains taxes in the Cayman Islands.  After consummation of the Continuance, our continued company intends to apply for, an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the Tax Concessions Law (2011 Revision) of the Cayman Islands that for a period of twenty years from the date of the grant of the undertaking, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations will apply to our continued company or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable on or in respect of the shares, debentures or other obligations of our continued company, or by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2011 Revision). No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of common shares.

Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to our continued company’s common shares owned by them and dividends received on such common shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

Certain Canadian Tax Consequences of the Reorganization

The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”), as of the date hereof, generally applicable to a holder of common shares of the Company in respect of the Reorganization who, for purposes of the Canadian Tax Act and at all relevant times, (i) is resident in Canada, (ii) deals at arm’s length with the Company; (iii) is not affiliated with the Company; and (iv) holds common shares of the Company as capital property (a “Holder”). Common shares of the Company generally will be considered capital property to a Holder unless the Holder holds such shares in the course of carrying on a business, or the Holder has acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade. Any election made by a Holder under 39(4) of the Canadian Tax Act will not apply to common shares of the Company to treat “Canadian securities” held by the Holder as capital property of the Holder. This summary does not otherwise address any tax considerations relevant to the acquisition, holding or disposition of the common shares of the Company, common shares of Gentor Wyoming or Continued Company Common Shares.

This summary is based on the provisions of the Canadian Tax Act and the regulations thereunder (the “Canadian Regulations”) in force on the date hereof and the current administrative policies and practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Canadian Regulations which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Canadian Amendments”) and assumes that all such

Proposed Canadian Amendments will be enacted in their present form. No assurance can be given that the Proposed Canadian Amendments will be enacted in the form proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative policies and practices of the CRA.

This summary does not apply to a Holder (i) that is a “financial institution” for purposes of the “mark-to-market property” rules, (ii) to which the “functional currency” reporting rules in subsection 261(5) of the Canadian Tax Act apply, (iii) an interest in which is a “tax shelter investment”, or (iv) with respect to whom the Company is a “foreign affiliate”, all within the meaning of the Canadian Tax Act. Such Holders should consult their own tax advisors.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Holder. This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the transactions described in this Circular. No advance income tax ruling has been applied for or obtained from the CRA to confirm the tax consequences of any of the transactions described in this Circular. The income or other tax consequences will vary depending on the Holder’s particular circumstances, including the country, province or other jurisdiction in which the Holder resides or carries on business.

This summary does not take into account, provincial, territorial or foreign income tax legislation or considerations which may differ materially from those described herein. Holders should consult their own legal advisors with respect to the tax consequences to them based on their particular circumstances.

Merger of the Company and Gentor Wyoming

A Holder who exchanges his, her or its common shares of the Company for Gentor Wyoming common shares on the Enabling Merger will, unless the Holder elects otherwise, be deemed to have disposed of such shares for proceeds of disposition equal to the Holder’s aggregate adjusted cost base thereof immediately before the effective time of the Enabling Merger and to have acquired Gentor Wyoming common shares at an aggregate cost equal to such proceeds of disposition. Consequently, unless the Holder elects otherwise, no capital gain (or capital loss) will be realized by the Holder on the exchange of common shares of the Company for Gentor Wyoming common shares on the Enabling Merger.

Continuance of Gentor Wyoming to the Cayman Islands

No disposition of the Gentor Wyoming common shares should be considered to have occurred for Canadian federal income tax purposes solely as result of the Continuance.  Consequently, the Continuance should not result in the realization of any capital gain (or capital loss) by a Holder.

Qualified Investments

Provided the Continued Company Common Shares are and remain listed on a “designated stock exchange” (within the meaning of the Canadian Tax Act and which currently includes the TSX Venture Exchange) at all relevant times, such shares will be a “qualified investment” under the Canadian Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts (“TFSAs”).

Notwithstanding that the Continued Company Common Shares may be a qualified investment, the holder of a TFSA or the annuitant under an RRSP or RRIF which holds Continued Company Common Shares will be subject to a penalty tax if the holder, or the annuitant, as the case may be, does not deal at arm’s length with our continued company for the purposes of the Canadian Tax Act, or if holder, or the annuitant, as the case may be, has a “significant interest”, within the meaning of the Canadian Tax Act, in our continued company or in a corporation, partnership or trust with which our continued company does not deal at arm’s length for purposes of the Canadian Tax Act.  Such holders are urged to consult their own tax advisors.

SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REORGANIZATION TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POTENTIAL CHANGES TO APPLICABLE TAX LAW.

Accounting Treatment of the Reorganization

For accounting purposes, each of the Enabling Merger and the Continuance represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control.  All assets, liabilities, revenues and expenses will be reflected in the accounts of the surviving corporation, based on existing carrying values at the date of the exchange.  The historical comparative figures of the Company will be those of our continued company upon its registration by way of continuation as a Cayman Islands exempted company.  We currently prepare our financial statements in accordance with accounting principles generally accepted in the United States of America.

Appraisal Rights

Florida

This Circular constitutes our notice to our shareholders of the availability of appraisal rights in connection with the proposed Enabling Merger in compliance with the requirements of Section 607.1320 of the FBCA.

In light of the proposed Enabling Merger, the Company has concluded that our shareholders as of the Record Date of the Meeting are entitled to rights of appraisal under the FBCA. Pursuant to Section 607.1302 of the FBCA, a shareholder who does not wish to accept the merger consideration of one common share of Gentor Wyoming per one common share of the Company, to be received pursuant to the terms of the Plan of Merger, may exercise appraisal rights and, if so exercised and if the Enabling Merger is consummated, obtain the payment of the “fair value” of the shareholders’ common shares of the Company (as valued immediately prior to the completion of the Enabling Merger in accordance with Florida law). Such fair value is exclusive of any appreciation or depreciation in anticipation of the Enabling Merger, unless such exclusion would be inequitable to the Company and its remaining shareholders.

In order for a shareholder of the Company to exercise its appraisal rights, a shareholder must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those sections is included as Exhibit C to this Circular.

IN LIGHT OF THE COMPLEXITY OF THESE PROVISIONS OF FLORIDA LAW, THE COMPANY URGES ALL OF ITS SHAREHOLDERS TO READ THIS CIRCULAR AND EXHIBIT C IN ITS ENTIRETY AND, IF APPROPRIATE, TO CONSULT WITH THEIR OWN LEGAL COUNSEL AND/OR OTHER SIMILAR PROFESSIONAL ADVISORS TO PROTECT, EXERCISE AND/OR PERFECT THEIR APPRAISAL RIGHTS SINCE THE FAILURE TO STRICTLY AND TIMELY COMPLY WITH ALL OF THE APPLICABLE PROVISION OF FLORIDA LAW WILL RESULT IN THE WAIVER AND LOSS OF SUCH RIGHTS.

Procedures for Exercising Rights of Appraisal

The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA included as Exhibit C to this Circular.

Any Company shareholder who desires to exercise his, her or its appraisal rights must:

(i)
Deliver to the Company, at the address provided below, prior to the taking of the vote on Proposal No. 1 regarding the Reorganization at the Meeting, a written notice (a “Notice of Demand”) of intent to demand payment for such shareholder’s common shares if the Enabling Merger is effectuated; and

(ii)	Not vote (or cause or permit to be voted) any of the shareholder’s common shares in favor of the adoption of the Reorganization at the Meeting.

Any shareholder who satisfies the foregoing requirements shall be referred to herein as a “Dissenting Shareholder.”

Please be advised that a shareholder will forfeit such shareholder’s appraisal rights if (i) the shareholder does not timely deliver the Notice of Demand as provided above and/or (ii) the shareholder votes any of the shareholder’s common shares in favor of adoption of the Reorganization at the Meeting. Neither voting in person or by proxy against, abstaining from voting on or failing to vote on Proposal No. 1 regarding the Reorganization to adopt the Plan of Merger and approve the Enabling Merger will constitute or be deemed to be the equivalent of the delivery of a Notice of Demand, and therefore, will not be deemed to satisfy the notice requirements under the FBCA. As such, the Notice of Demand must be in addition to and separate from any proxy or any vote undertaken by a shareholder.  Furthermore, please be advised that if a shareholder signs, dates and mails a proxy for the shareholder’s common shares without indicating how the shareholder wishes to vote, the shareholder’s shares will be voted in accordance with the recommendation of the Board of Directors in favor of the adoption of the Reorganization, and the shareholder will thereby waive and lose such shareholder’s right to assert appraisal rights.

The written Notice of Demand must be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to the Company at the following address: Gentor Resources, Inc., Attention: Corporate Secretary, 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X 1E3, Canada.  For all purposes relating to a shareholder’s appraisal rights, all written notices to be delivered to the Company, including but not limited to the Notice of Demand, must be signed in the exact same manner as the shares are registered on the books and records of the Company.  Accordingly, if any common shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the execution of the Notice of Demand, as well as any other written notices to be provided to the Company, must be executed and be made in that capacity.

If Proposal No. 1 regarding the Reorganization is approved at the Meeting and the Enabling Merger is subsequently consummated, Gentor Wyoming, the surviving entity in the Enabling Merger, or our continued company, as applicable, (the “Successor”) as the entity that, by operation of law, has assumed all of the Company’s rights and obligations under this appraisal process, shall, within ten (10) days after the effective date of the Enabling Merger, deliver a written appraisal notice (an “Appraisal Notice”)  to the Dissenting Shareholder, along with an appraisal election form (the “Appraisal Election Form”) to be completed by the Dissenting Shareholder and returned to the Successor.

The Appraisal Notice shall state and/or provide, among other things:

(i)	the Successor’s estimate of the fair value (the “Estimated Fair Value”) of the Company’s common shares, determined on a per share basis;

(ii)	the Successor’s offer (the “Offer”) to pay to the Dissenting Shareholder the Estimated Fair Value of the Dissenting Shareholder’s common shares of the Company;

(iii)
instructions as to where to the Dissenting Shareholder is required to return the completed Appraisal Election Form and the Dissenting Shareholder’s share certificate(s) and the date by which the completed and executed Appraisal Election Form and such stock certificate(s) must be received by Gentor Wyoming or the Successor or their agent, which date may not be fewer than forty (40) days nor more than sixty (60) days after the date the Successor sent the Appraisal Notice and Appraisal Election Form to the Dissenting Shareholder;

(iv)
that, if requested in writing, the Successor will provide to the Dissenting Shareholder so requesting, within ten (10) days after the date set for receipt by the Successor of the completed and executed Appraisal Election Form, the number of Dissenting Shareholders who returned Appraisal Election Forms and the total number of common shares of the Company owned by such Dissenting Shareholders;

(v)
the date by which a written notice from the Dissenting Shareholder of the Dissenting Shareholder’s desire to withdraw such Dissenting Shareholder’s Appraisal Election Form must be received by the Successor, which date shall be within twenty (20) days after the date set for receipt by the Successor of the Appraisal Election Form; and

(vi)	certain financial statements of the Company and a copy of Sections 607.1301 through 607.1333 of the FBCA.

The Appraisal Election Form, which will accompany the Appraisal Notice, will provide the date on which the Enabling Merger was completed and became effective, and will request certain information from the Dissenting Shareholder, including:

(i)	the Dissenting Shareholder’s name and address;

(ii)	the number of common shares of the Company as to which the Dissenting Shareholder is asserting appraisal rights;

(iii)	that the Dissenting Shareholder did not vote for the Enabling Merger;

(iv)	whether the Dissenting Shareholder accepts the Offer of the Successor to pay its estimate of the fair value of the common shares of the Company to the Dissenting Shareholder; and

(v)
if the Dissenting Shareholder does not accept the Offer of the Successor, the Dissenting Shareholder’s estimated fair value of the Company’s common shares and a demand for payment of the Dissenting Shareholder’s estimated value plus interest.

In order for a Dissenting Shareholder to perfect its appraisal rights, the Dissenting Shareholder must execute and return a completed Appraisal Election Form and the stock certificate(s) to the Successor, and/or its agents in accordance with the instructions provided in the Appraisal Notice. Once a Dissenting Shareholder timely deposits his, her or its stock certificate and returns an executed and completed

Appraisal Election Form, both in accordance with the instructions provided in the Appraisal Notice, that Dissenting Shareholder loses all rights as a shareholder of the Company and thereafter shall be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and shall not be entitled to vote or to exercise any other rights of a shareholder of the Company unless the Dissenting Shareholder withdraws such Dissenting Shareholder’s demand for appraisal within the time period specified in the Appraisal Notice. In the event a Dissenting Shareholder withdrawals from the appraisal process in accordance with the terms set forth in the Appraisal Notice, the right of the Dissenting Shareholder to be paid the Estimated Fair Value for their common shares shall cease, and the Dissenting Shareholder shall be reinstated as a shareholder of the Successor.  After the window to withdrawal from the appraisal process has expired, no Dissenting Shareholder shall be entitled to withdrawal from the appraisal process without the consent of the Successor.

Any Dissenting Shareholder that fails to return a properly completed and executed Appraisal Election Form and deposit its stock certificate(s) within the period stated in the Appraisal Notice will waive and lose all appraisal rights under the FBCA and shall be bound by the terms of the Plan of Merger.

If the Dissenting Shareholder accepts the Offer of the Successor as set forth in the Appraisal Notice, then the payment for the common shares of Company of the Dissenting Shareholder shall be made within ninety (90) days after the receipt of the properly completed and executed Appraisal Election Form by the Successor or its agent. Upon payment of the agreed upon Estimated Fair Value, the Dissenting Shareholder will cease to have any interest in any such shares.

A Dissenting Shareholder must assert appraisal rights with respect to all of the shares registered in such Dissenting Shareholder’s name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify the Company in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to the Company the record shareholder’s written consent to the assertion of such rights before the date specified in the Appraisal Notice, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

If a Dissenting Shareholder refuses to accept the Offer of the Successor to pay the Estimated Fair Value for the common shares and the Successor fails to comply with the demand of the Dissenting Shareholder (as set forth in an Appraisal Election Form) to pay the value of the common shares as estimated by the Dissenting Shareholder, plus interest, then within sixty (60) days after receipt by the Successor or its agents of the properly completed and executed Appraisal Election Form, the Successor shall, or at its election at any time within such sixty (60) day period, file an action requesting that the fair value of such shares be determined by the court. If the Successor fails to institute a proceeding within the foregoing sixty (60) day time period, then any Dissenting Shareholder that has made a demand under Section 607.1326 of the FBCA may do so in the name of the Successor. A copy of the initial pleading will be served on each Dissenting Shareholder who has made such a demand. In any such event where a court is required to determine the fair value of the common shares of the Company, the Successor is required to pay each such Dissenting Shareholder the amount determined by the court within ten (10) days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in their common shares of Company.

Section 607.1331 of the FBCA provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, shall be determined by the court and assessed against the Successor, except that the court may assess costs against all or some of the Dissenting Shareholders demanding appraisal, in amounts the court finds equitable, to the extent that the court finds such Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) the Successor and in favor of any or all Dissenting Shareholders if the court finds the Successor did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322 of the FBCA, or (ii) either the Successor or a Dissenting Shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to other Dissenting Shareholders, and that the fees for those services should not be assessed against the Successor, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the Dissenting Shareholders who were benefited. To the extent that the Successor fails to make a required payment when a Dissenting Shareholder accepts the Successor’s Offer to pay the Estimated Faire Value for their common shares of the Company, the Dissenting Shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the Successor all costs and expenses of the suit, including counsel fees.

Shareholders considering asserting appraisal rights should note that the fair value of their shares determined under Sections 607.1301 through 607.1333 of the FBCA could be more than, the same as, or less than the consideration they would receive pursuant to the Plan of Merger if they did not assert appraisal rights.  AGAIN, BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO APPRAISAL RIGHTS, THE COMPANY URGES ALL OF ITS SHAREHOLDERS TO READ THIS CIRCULAR AND EXHIBIT C IN ITS ENTIRETY AND, IF APPROPRIATE, TO CONSULT WITH THEIR OWN LEGAL COUNSEL AND/OR OTHER SIMILAR PROFESSIONAL ADVISORS TO PROTECT, EXERCISE AND/OR PERFECT THEIR APPRAISAL RIGHTS SINCE THE FAILURE TO STRICTLY AND TIMELY COMPLY WITH ALL OF THE APPLICABLE PROVISIONS OF FLORIDA LAW WILL RESULT IN THE WAIVER AND LOSS OF SUCH RIGHTS.

Notwithstanding the above-described appraisal rights, Gentor Wyoming, as the surviving entity of the Enabling Merger, may not make any payment to a Dissenting Shareholder seeking appraisal rights if, after giving effect to such payment:

(i)	the Successor would not be able to pay our debts as they become due in the usual course of business; or

(ii)
the Successor’s total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Successor were to be dissolved at the time of the payment, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the  payment.

In such event, a Dissenting Shareholder may, at its option (i) withdraw his, her or its notice of intent to assert appraisal rights; or (ii) retain his, her or its status as a claimant against the Successor and, if the Successor is liquidated, be subordinated to the rights of the Successor’s creditors, but have rights superior to the shareholders not asserting appraisal rights, and if the Successor is not liquidated, retain his, her or its right to be paid for the common shares, which right the Successor will be obliged to satisfy when the Successor is solvent.  A Dissenting Shareholder must exercise these options by written notice to the Successor within thirty (30) days after the Successor has given written notice that the payment for the shares cannot be made because of these insolvency restrictions.  If the Dissenting Shareholder fails to exercise his, her or its option within the foregoing thirty (30) day time period, the Dissenting Shareholder will be deemed to have withdrawn his, her or its Notice of Demand.

Wyoming

Although Article 13 of the WBCA grants appraisal rights to shareholders who dissent from the consummation of a merger if shareholder approval is required for the merger, Gentor Wyoming is a wholly-owned subsidiary of the Company, and the Company, acting in its capacity as sole-shareholder of Gentor Wyoming, has previously executed a joint written consent dated ●, [___], voting to approve the Enabling Merger and the Plan of Merger. In addition, pursuant to Article 13 of the WBCA, the holders of our merged company’s common shares will not have dissenters’ appraisal rights in connection with the Continuance, as the WBCA does not grant dissent rights to shareholders of a Wyoming corporation where the corporation effects a transfer out of Wyoming in which the shareholder receives shares in the foreign entity that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as shares held by the shareholder before the transfer.  Although the Reorganization will result in an amendment to the articles of incorporation, such alteration will not materially and adversely affect the rights of shareholders of the Company for any of the reasons specified in Article 13 of the WBCA.  Furthermore, the Company, acting in its capacity as the sole shareholder of Gentor Wyoming, has previously executed a joint written consent resolution dated [___], voting to approve the Continuance, subject to consummation of the Enabling Merger.

DISSENTERS’ RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS.  SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

Effect of Vote for the Reorganization

A vote in favor of the Reorganization proposal is a vote to approve the Plan of Merger and the consummation of the Enabling Merger, following which the Company will complete the Reorganization as described above.  A vote in favor of the Reorganization proposal is also effectively a vote in favor of the Company being governed by the laws of the Cayman Islands and the Articles of Association of our continued company.

Effect of not Obtaining the Required Vote

If the Reorganization proposal fails to obtain the requisite vote for approval, the Enabling Merger and the Continuance will not be consummated, and the Company will continue to be incorporated in Florida and be subject to the laws of Florida and the Company’s existing Articles and Bylaws.

Vote Required

If a quorum is present at the Meeting, the Reorganization to be effected by the Enabling Merger and the Continuance must be approved upon the affirmative vote of shareholders holding at least a majority of the common shares of the Company entitled to be voted at the Meeting. As such, the required vote of the Company shareholders to approve the Reorganization is based on the total number of issued and outstanding common shares of the Company as of the Record Date, and not the number of common shares that are actually voted at the Meeting.

Common shares of the Company represented by duly executed and unrevoked proxies received by the Company will be voted at the Meeting in accordance with specifications made therein by the applicable  shareholder, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” approval of the Reorganization and “FOR” the proposal to adjourn the Meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Meeting to approve Proposal No. 1 in respect of the Reorganization.

Votes will be tabulated by the scrutineer appointed for the Meeting, who will separately tabulate  “FOR” and “AGAINST” votes, abstentions and broker non-votes.  Broker non-votes, as well as the failure to vote and abstentions will have the same effect as votes “AGAINST” the approval of the Reorganization.  Each shareholder will be entitled to one vote for each common share that such shareholder owned as of the close of business on the Record Date.

Board Recommendation

The Board of Directors deems Proposal No. 1 to approve the Reorganization to be effected by the Plan of Merger and the Continuance to be in the best interests of the Company and therefore, recommends a vote FOR Proposal No. 1.

Risk Factors

Upon the consummation of the Continuance, our company will become a Cayman Islands exempted company governed by our continued company’s proposed constating documents, and you may have fewer protections as a shareholder.  Among other things, the Continuance may impose greater impediments to us and to shareholders attempting to access the United States courts to pursue claims.

Following the consummation of the Continuance, our continued company’s affairs will be governed by the Companies Law and our continued company’s proposed constating documents.  The rights and privileges of shareholders and the fiduciary responsibilities of directors under the Companies Law and our continued company’s proposed constating documents differ from those under the FBCA and the Company’s constating documents, and consequently, you may have fewer protections as a shareholder.  For a further discussion of these matters, see the discussion under the heading “Material Differences of the Rights of Our Shareholders After the Reorganization” beginning on page 26 of this Circular.  In addition, the Continuance may expose us and our shareholders to some risk in terms of potentially greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities with respect to our continued company.

Following the consummation of the Continuance, our continued company will become a foreign private issuer and will be exempt from certain SEC requirements that provide shareholders with certain information that must be made available to shareholders of United States public companies.

Following the consummation of the Continuance, our continued company will become a foreign private issuer with respect to its SEC filings, which will reduce the reporting requirements we will have under the Exchange Act, resulting in fewer costs associated with financial and reporting compliance.  For example, we will be exempt from certain provisions applicable to United States public companies, including the rules requiring the filing with the SEC of quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K.  Because of these exemptions, among other things, shareholders will not be afforded the same information generally available to investors holding shares in public companies organized in the United States.

Treatment of our continued company as a United States domestic corporation for United States tax purposes may give rise to adverse tax consequences.

The Company believes that our continued company should be treated as a U.S. corporation for U.S. federal income tax purposes.  There will be no taxes applicable to our continued company or to its shareholders for Cayman Islands purposes. As a result, if our continued company has any taxable income, it would be likely to be subject only to United States federal income tax on such income.

If our continued company pays a dividend to a non-U.S. shareholder, our continued company will be required to withhold United States income tax at the rate of 30%, or such lower rate as may be provided in an applicable treaty.  See the discussion under the headings “Certain United States Federal Income Tax Consequences Relating to the Reorganization.”

Shareholder’s interests in our company may be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our Articles currently authorize the issuance of 100,000,000 common shares with a par value of $0.0001 per share and 50,000,000 preferred shares (issuable in series) with a par value of $0.0001 per share.  In the event that the Continuance is consummated, our continued company in the Cayman Islands will have an authorized share capital of $50,000 divided into 500,000,000 common shares, with a par value of $0.0001 per share.  If we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

PROPOSAL NO. 2

ADJOURNMENT OF THE MEETING

If, at or prior to the Meeting, the number of votes in favor of approval of the Reorganization is insufficient to approve that proposal under Florida law, we intend to move to adjourn the Meeting in order to enable the solicitation of additional proxies in respect of such proposal.  In that event, we will ask our shareholders to vote only upon the adjournment proposal, and not the proposal regarding the approval of the Reorganization.  In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting Donat K. Madilo, Chief Financial Officer of the Company, or failing him, Geoffrey G. Farr, Corporate Secretary of the Company, as proxies, the authority to adjourn the Meeting to another time and place for the purpose of soliciting additional proxies.  If the shareholders approve the adjournment proposal, our management could adjourn the Meeting and any adjourned session of the Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the Reorganization to defeat that proposal, our management could adjourn the Meeting without a vote on the Reorganization and seek to convince the holders of those shares to change their votes to votes in favor of approval of the Reorganization.

Vote Required and Board of Directors Recommendation

Approval of the proposal to adjourn the Meeting for the purpose of soliciting additional proxies, if necessary or appropriate, requires a majority of the voting power present at the Meeting, in person or represented by proxy. Properly executed proxies that do not contain voting instructions will be voted

“FOR” the adjournment proposal. No proxy that is specifically marked “AGAINST” approval of the Reorganization will be voted in favor of the adjournment proposal. Our shares held by persons attending the Meeting but abstaining from voting and broker non-votes will not have any effect on the adjournment proposal. Our Board of Directors believes that if the number of our common shares present or represented at the Meeting and voting in favor of approval of the Reorganization is insufficient to approve that proposal, it is in the best interests of us and our shareholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes in favor of the approval of the Reorganization.

Our Board of Directors recommends that you vote “FOR” the adjournment proposal.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more shareholders share the same address, it is possible that only one notice of meeting, Circular, Annual Report and Interim Report was delivered to your address.  Any registered shareholder who wishes to receive a separate copy of this Circular at the same address now or in the future may mail a request to receive separate copies to Gentor Resources, Inc., 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X 1E3, Canada, Attention: Corporate Secretary, or call the Company at (416) 366-2221, and we will promptly deliver the Circular, together with the exhibits thereto, to you upon your request. Shareholders who receive multiple copies of this Circular at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD LOOKING STATEMENTS

The information discussed, referenced and incorporated by reference in this Circular includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein concerning, among other things, the potential benefits of the Reorganization, our business strategy, our future success and development and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “anticipate,” “will,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements.

[THIS PORTION OF THE PAGE INTENTIONALLY LEFT BLANK]

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company currently files annual, quarterly, current reports and other information with the SEC.  You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Financial information relating to the Company is provided in the consolidated financial statements and related management’s discussion and analysis of the Company for the year ended December 31, 2010.  Additional information relating to the Company, including the Listing Application which includes the consolidated financial statements and related management’s discussion and analysis of the Company for the year ended December 31, 2010, are available on SEDAR at www.sedar.com. Copies of the Company’s financial statements and management’s discussion and analysis can also be obtained by written request to Gentor Resources, Inc., 1 First Canadian Place, Suite 7070, 100 King Street West, Toronto, Ontario, M5X IE3, Canada, Attention:  Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

By:                 (signed)
Geoffrey G. Farr
Corporate Secretary

Dated: _____________, [___]

EXHIBIT A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER OF

GENTOR RESOURCES, INC., a Florida Corporation

with and into

GENTOR RESOURCES (WYOMING) INC., a Wyoming Corporation

This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of this 23rd day of December, 2011 by and between GENTOR RESOURCES, INC., a Florida Corporation ("Parent") and GENTOR RESOURCES (WYOMING) INC., a Wyoming corporation ("Subsidiary"). Parent and Subsidiary are hereinafter referred to as the "Constituent Corporations."

WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Parent;

WHEREAS, the Constituent Corporations and their respective boards of directors deem it advisable and in the best interest of each of the Constituent Corporations that Parent be merged with and into Subsidiary pursuant to the provisions of this Agreement, the Florida Business Corporation Act (the "Florida Act") and the Wyoming Business Corporation Act (the "Wyoming Act");

WHEREAS, the board of directors of each of the Constituent Corporations has approved this Agreement, including the plan of merger embodied in this Agreement ("Plan of Merger");

WHEREAS, this Agreement, including the embodied Plan of Merger, has been approved by the sole shareholder of Subsidiary and remains subject to the approval of the shareholders of Parent;

WHEREAS, the Constituent Corporations intend that the merger will qualify as a tax-deferred reorganization under Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, immediately after the transactions contemplated under this Agreement have been consummated, if at all, Subsidiary, as the surviving entity of the merger between the Constituent Corporations contemplated under this Agreement, intends to re-domicile itself in the Cayman Islands.

NOW, THEREFORE, on the terms and conditions herein provided, the Constituent Corporations do hereby agree to merge, and the Constituent Corporations hereby agree as follows:

1. The Merger.

1.1 Effect of the Merger on the Constituent Corporations.

(a) At the Effective Time (defined below), in accordance with the applicable provisions of the Florida Act and the applicable provisions of the Wyoming Act, Parent shall merge with and into Subsidiary (the "Merger").

(b) The effect of the Merger shall be as provided by this Agreement, the applicable provisions of the Florida Act and the applicable provisions of the Wyoming Act.

(c) At the Effective Time, the separate existence of Parent shall cease, and Subsidiary shall be the surviving corporation (the "Surviving Corporation") under the name "Gentor Resources Inc." (or such other name as may be acceptable to appropriate regulatory authorities if

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(d) At the Effective Time, (i) the bylaws of Subsidiary, as in effect immediately prior thereto, shall continue in full force and effect as the bylaws of the Surviving Corporation and (ii) the articles of incorporation of Subsidiary, as in effect immediately prior thereto, shall continue in full force and effect as the articles of incorporation of the Surviving Corporation, as amended pursuant to the Wyoming Articles of Merger (defined below) to change the name of the Surviving Corporation to "Gentor Resources Inc." (or such other name as may be acceptable to appropriate regulatory authorities if such name is not available for use in the Cayman Islands).

(e) Rights; Privileges; Liabilities. At the Effective Time, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, and possess and be vested with, all the rights, privileges, immunities, powers, franchises and authority (of a public as well as of a private nature) of Parent and Subsidiary. All property and every interest therein, and all debts and other obligations of or belonging to or due to each of Parent and Subsidiary, shall thereafter be taken and deemed to be held by or transferred to, or invested in, the Surviving Corporation without further act or deed. Parent's and Subsidiary's title to any real estate shall not revert or in any way be impaired by reason of the Merger. All of the rights of creditors of Parent and Subsidiary shall be preserved unimpaired, as shall all liens upon the property of Parent or Subsidiary. All debts, liabilities, obligations and duties of the respective corporations shall remain with or be attached to the Surviving Corporation and may be enforced against it to the same extent as if all of such items had been incurred or contracted by it.

(f) Directors and Officers. At the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of the Subsidiary immediately prior to the Effective Time, and such directors and officers shall serve until they are removed or replaced in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

1.2 Effective Time. The "Effective Time" of the Merger shall be, and such term as used herein shall mean, 5:00 p.m., Toronto, Canada time, on the date on which the last of the following occurs:

1.3 Tax Treatment. It is intended that the Merger shall constitute a tax-deferred reorganization under Section 368(a)(1)(F) of the Code and that this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation section 1.368-2(g). Each party hereto agrees to treat the Merger as a reorganization within the meaning of Section 368(a)(1)(F) of the Code for all U.S. federal income tax purposes and to not take any position on any tax return or otherwise take any tax reporting position inconsistent with such treatment.

1.4 Share Exchange Rate. At the Effective Time, by virtue of the Merger, each common share of Parent (collectively, the "Parent Shares") that is issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (defined below), shall, by operation of law and

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without any action by the shareholders of Parent, automatically be changed and converted into one (1) Subsidiary common share.

1.5 Share Certificates. At the Effective Time, each certificate formerly representing Parent Shares (a "Certificate"), but excluding any Certificates representing Dissenting Shares, will represent and be deemed to represent the same number of Subsidiary common shares without any further action on the part of the holder of such Certificate.

1.6 Conversion of Parent Options. In connection with the Merger, at the Effective Time, to the extent permitted by the relevant governing instruments, all outstanding stock options to purchase Parent Shares, whether vested or unvested (the "Parent Options"), shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under each such Parent Option, the same number of Subsidiary common shares as the holder of such Parent Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to the price per share designated in the Parent Option; provided however that, the vesting schedule set forth in the relevant governing instruments shall continue to apply to all options.

1.7 Other Convertible Parent Securities. In connection with the Merger, at the Effective Time, to the extent permitted by the relevant governing instruments, all outstanding warrants, compensation options and other share purchase rights of Parent other than those described in Section 1.6 above (individually, a "Parent Convertible Security"), shall be deemed to constitute a right to acquire, on the same terms and conditions as were applicable under each such Parent Convertible Security, the same number of Subsidiary common shares as the holder of such Parent Convertible Security would have been entitled to receive pursuant to the Merger had such holder exercised such Parent Convertible Security in full immediately prior to the Effective Time, at the price designated in the Parent Convertible Security.

1.8 Cancellation of Outstanding Subsidiary Shares. At the Effective Time, each Subsidiary common share that was issued and outstanding immediately prior to the Effective Time shall be canceled.

1.9 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, any Parent Share that is issued and outstanding immediately prior to the Effective Time and that is held by a shareholder of the Parent who, in accordance with Sections 1301 through 1333 of the Florida Act (the "Appraisal Rights Provisions") (i) has not voted (and has not caused or permitted its Parent Shares to be voted) in favor of adopting and approving this Agreement and (ii) who has complied in all respects with the applicable provisions of the Appraisal Rights Provisions, and not effectively withdrawn, lost or failed to perfect its rights to appraisal (such shareholders of the Parent referred to herein as the "Dissenting Shareholders" and its Parent Shares referred to herein as "Dissenting Shares"), will not be converted into a Subsidiary common share, but at the Effective Time, and by virtue of the Merger and without any action on the part of the Dissenting Shareholder, shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the Appraisal Rights Provisions. All Parent Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Parent Shares under the Appraisal Rights Provisions shall thereupon be deemed to have been cancelled and retired and to have been converted, as of the Effective Time, into Subsidiary common shares as set forth in Section 1.4 above, without interest therein, in the manner provided in this Agreement. Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not receive the Subsidiary common shares provided in Section 1.4

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above and will have only those rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares.

(b) Each Dissenting Shareholder who becomes entitled under the Appraisal Rights Provisions to payment for Dissenting Shares shall receive its applicable cash payment after the Effective Time from the Surviving Corporation, but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights Provisions.

2. Further Action. From time to time, as and when requested by Subsidiary or Parent, or by their respective successors or assigns, Subsidiary and Parent shall execute and deliver or cause to be executed and delivered all such instruments, and shall take or cause to be taken all such further or other actions, as Subsidiary or Parent, or their respective successors or assigns, may deem necessary or desirable in order to vest in and confirm to Subsidiary, and its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and otherwise to carry out the intent and purposes of the Merger, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Subsidiary and Parent or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3. Termination and Abandonment of the Merger. Notwithstanding any approval of the Merger or this Agreement by the shareholders of Parent or Subsidiary or both, this Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written agreement of Parent and Subsidiary.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.

4.2 Amendment Provisions. Notwithstanding anything contained herein to the contrary, this Agreement may be amended or modified by a writing signed by Parent and Subsidiary at any time prior to the Effective Time; provided that, an amendment made subsequent to the adoption of this Agreement by the shareholders of Parent shall not alter or change Section 1.4 above, provided, however, that Parent and Subsidiary may by agreement in writing extend the time for performance of, or waive compliance with, the conditions or agreements set forth herein.

4.3 Counterparts. This Agreement may be executed in any number of counterparts (including by electronic means), each of which shall be deemed to be an original.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the board of directors of each of the parties, is hereby executed on behalf of each of the parties by their respective officers thereunto duly authorized.

GENTOR RESOURCES, INC.,
a Florida corporation

By: [signature]

Name: Geoffrey Farr

Title: Secretary

GENTOR RESOURCES (WYOMING) INC.,
a Wyoming corporation

By: [signature]

Name: Geoffrey Farr

Title: Secretary

EXHIBIT B

Memorandum and Articles of Association

COMPANIES LAW (REVISED)

COMPANY LIMITED BY SHARES

_______________________________________________________________________________

MEMORANDUM OF ASSOCIATION

OF

Gentor Resources Inc.
(Adopted on the [     ] day of [February] 2012)

_____________________________________________________________________

Ref: [PDC/CBE-     ]

COMPANIES LAW (REVISED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Gentor Resources Inc.
(Adopted on the [         ] day of February, 2011)

1	The name of the Company is Gentor Resources Inc.

2
The Company’s registered office will be situated at the office of Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3
The Company’s objects are unrestricted.  As provided by section 7(4) of the Companies Law (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4
The Company has unrestricted corporate capacity.  Without limitation to the foregoing, as provided by section 27 (2) of the Companies Law (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Law (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Law (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Law (Revised).

6
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands.  Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member's shares.

8
The share capital of the Company is US $50,000 divided into 500,000,000 common shares of US $0.0001 par value each.  There is no limit on the number of shares of any class which the Company is authorised to issue.  However, subject to the Companies Law (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

1

Memorandum of Association _ Gentor Resources Inc. (FINAL).DOC

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

Memorandum of Association _ Gentor Resources Inc. (FINAL).DOC

COMPANIES LAW (REVISED)

COMPANY LIMITED BY SHARES

__________________________________________________________________

ARTICLES OF ASSOCIATION

OF

Gentor Resources Inc.
(Adopted on the [     ] day of [February] 2012)

_______________________________________________________________________________

Ref: [PDC/CBE-     ]

TABLE OF CONTENTS

1	DEFINITIONS, INTERPRETATION AND EXCLUSION OF TABLE A	1
2	REGISTERED SHARES	3
3	SHARES	3
4	REDEMPTION OF SHARES AND TREASURY SHARES	4
5	MORTGAGES AND CHARGES OF SHARES	5
6	TRANSFER OF SHARES	6
7	TRANSMISSION OF SHARES	6
8	MEETINGS AND CONSENTS OF SHAREHOLDERS	7
9	MEMBER DISSENT AND RESERVE MATTERS	9
10	DIRECTORS	10
11	POWERS OF DIRECTORS	11
12	PROCEEDINGS OF DIRECTORS	11
13	COMMITTEES	12
14	OFFICERS AND AGENTS	12
15	CONFLICT OF INTERESTS	14
16	INDEMNIFICATION	15
17	SEAL	15
18	DISTRIBUTIONS BY WAY OF DIVIDEND	16
19	ACCOUNTS AND AUDIT	16
20	FINANCIAL YEAR	16
21	NOTICES	16
22	CAPITALISATION OF PROFITS	17
23	SHARE PREMIUM ACCOUNT	17
24	WINDING UP	17
25	AMENDMENT OF MEMORANDUM AND ARTICLES	18
26	VOLUNTARY WINDING UP AND DISSOLUTION	18

- i -

27	CONTINUATION	18

- ii -

COMPANIES LAW (REVISED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Gentor Resources Inc.
(Adopted on the [     ] day of [February] 2012)

1	DEFINITIONS, INTERPRETATION AND EXCLUSION OF TABLE A

Definitions

1.1	In these Articles, the following definitions apply:

“Articles” means, as appropriate:

(a)	these Articles of Association as amended from time to time: or

(b)	two or more particular Articles of these Articles;

and “Article” refers to a particular Article of these Articles.

“Business Day” means a day other than a public holiday in the place where the Company’s registered office is located, a Saturday or a Sunday.

“Chairman of the Board” has the meaning specified in Article 12.

“Company” means the above-named company.

“Distribution” in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder in relation to Shares held by a Shareholder, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend.

“Eligible Person” includes individuals, corporations and other bodies corporate, trusts, the estates of deceased individuals, partnerships and unincorporated associations of Persons.

“Fully Paid” and “Paid Up” in relation to a Share means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth.

“Islands” means the British Overseas Territory of the Cayman Islands.

“Law” means the Companies Law (Revised) of the Islands.

“Memorandum” means the Memorandum of Association of the Company.

“Ordinary Resolution” means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast with respect to such resolution.  The expression also includes a Written Resolution (as defined in Article 8.21).

"Person" includes individuals, bodies corporate, and associations of corporate or unincorporated individuals or other entities or both.

“Resolution of Directors” means either:

(a)
a resolution approved at a duly convened and constituted meeting of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors of the Company in the manner stipulated in Article 12.9.

“Seal” means any seal which has been duly adopted as the common seal of the Company.

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations.

“Share” means a share issued or to be issued by the Company.

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares.

“Special Resolution” has the meaning given to that term in the Law; and the expression includes a Written Resolution (as defined in Articles 8.21).

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Law of the Cayman Islands is taken to be a reference to the revision of that Law in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a “person” includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words “written” and “in writing” include all modes of representing or reproducing words in a visible form.

(i)	The words “including”, “include” and “in particular” or any similar expression are to be construed without limitation.

Exclusion of Table A articles

1.3
The regulations contained in Table A in the First Schedule of the Law and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	REGISTERED SHARES

2.1
Every Shareholder is entitled to a certificate signed by a director or officer of the Company or under the Seal specifying the number of Shares held by him and the signature of the director or officer (as applicable) and the Seal may be facsimiles.

2.2
Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any Person by virtue of the possession thereof.  If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Company.

2.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.4
A share certificate shall be manually or mechanically signed by at least one director or officer of the Company or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Company. The Company may charge a fee for a share certificate issued in respect of a transfer.

2.5
If a share certificate contains a printed, mechanically reproduced or electronic signature of a person, the Company may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the Company, and the share certificate is as valid as if he were a director or an officer at the date of its issue.

2.6	The Company shall not issue Shares or warrants to bearer.

3	SHARES

3.1
Subject to the provisions of these Articles, Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

3.2
Shares shall be issued for money, services rendered, personal property (including other shares, debt obligations or other securities in the Company) or an estate in real property or any combination of the foregoing as shall be determined by a Resolution of Directors, but may not be issued for a promissory note or other binding obligation to contribute money or property.

3.3	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the directors' determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the directors' opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

3.4	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

3.5
The register of members may be in any such form as permitted by law and as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.  The register of members shall be kept at the Company's registered office in the Islands or at such other place or places as permitted by law and specified by the directors.

3.6	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.7	No Share may be issued until the consideration in respect thereof is Fully Paid, and when issued the share is for all purposes fully paid and non-assessable.

4	REDEMPTION OF SHARES AND TREASURY SHARES

4.1
The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Law or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

4.2
The Company may only offer to acquire Shares if at the relevant time the directors determine by Resolution of Directors that immediately after the acquisition the Company will be able to pay its debts as they fall due.

4.3	Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles may be cancelled or held as Treasury Shares.

4.4	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Law shall be held as Treasury Shares and not treated as cancelled if:

(a)	the directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Law are otherwise complied with.

4.5
No dividend may be declared or paid and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

4.6	The Company shall be entered in the register of members as the holder of the Treasury Shares. However:

(a)	The Company shall not be treated as a member for any purposes and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)
A Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of these Articles or the Law.

4.7	Nothing in the preceding Articles prevents an allotment of Shares as fully paid bonus shares in respect of a Treasury Share provided that such bonus shares shall be treated as Treasury Shares.

4.8	Treasury Shares may be disposed of by the Company in accordance with the Law.

5	MORTGAGES AND CHARGES OF SHARES

5.1	Shareholders may mortgage or charge their Shares.

5.2	In the case of the mortgage or charge of registered Shares there shall be entered in the register of members at the written request of the Shareholder or the named mortgagee or chargee of such Shares:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

5.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)
upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

5.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to these Articles:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Shares; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

6	TRANSFER OF SHARES

6.1
Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. Where there is a share certificate, such certificate must be endorsed by the registered holder thereof or deposited together with the share transfer power of attorney (if applicable) properly completed by the registered holder. Such signature must be guaranteed by an “Eligible Institution”, which means a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) of a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), (members of these programs are usually members of a recognized stock exchange in Canada and the United States, member of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States) or in some other manner satisfactory to the Company. In the absence of a written instrument of transfer the directors may accept such evidence of a transfer of Shares as they consider appropriate.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3
If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4
The Company must on the application of the transferor or transferee of a Share enter in the share register the name of the transferee of the Share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by Resolution of Directors determine provided always that such registration shall not be suspended and the share register closed for more than 2 days in any period of 12 months.

7	TRANSMISSION OF SHARES

7.1	If a Shareholder dies, the only persons recognised by the Company as having any title to the deceased Shareholder's interest are the following:

(a)	where the deceased Shareholder was a joint holder, the survivor or survivors; and

(b)	where the deceased Shareholder was a sole holder, that Shareholder's personal representative or representatives.

7.2	A Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another Person.

provided that Person must produce such evidence of his entitlement as the directors may properly require.

7.3
If the Person elects to become the holder of the Share, he must give notice to the Company to that effect.  For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.4	If the Person elects to transfer the Share to another Person then the transferor must execute an instrument of transfer.

7.5	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

7.6
A person registered as a Shareholder by reason of the death or bankruptcy of another Shareholder shall indemnity the Company and the directors against any loss or damage suffered by the Company or the directors as a result of that registration.

7.7
A person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Shareholder in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

8	MEETINGS AND CONSENTS OF SHAREHOLDERS

8.1
The directors of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the Islands as the directors consider necessary or desirable, and shall call an annual meeting of Shareholders not later than fifteen months after the holding of the last preceding annual meeting.

8.2
Upon the written request of Shareholders entitled to exercise 10 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

8.3
The directors convening a meeting shall give not less than 21 days’ notice of a meeting of Shareholders to those Shareholders whose names appear as Shareholders in the register of members of the Company on the record date of the meeting.

8.4
The directors convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not more than 50 days nor less than 21 days prior to the date on which the meeting is held.

8.5
A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

8.6	The inadvertent failure of the directors convening a meeting to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

8.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

8.8
The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the Person named in such instrument proposes to vote.  The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.9	The instrument appointing a proxy shall be in such form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

8.10	The following applies where Shares are jointly owned:

(a)	if two or more Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

8.11
A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

8.12
A meeting of Shareholders is duly constituted and quorate if, at the commencement of the meeting, there are 2 persons present in person or by proxy representing not less than 5 percent of the votes of the Shares or class or series of Shares entitled to vote on resolutions to be considered at the meeting.

8.13
If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are 2 or more persons present within one hour from the time appointed for the meeting in person or by proxy representing not less than 0.5% of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.14
At every meeting of Shareholders, the Chairman of the Board of Directors shall preside as chairman of the meeting.  If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, then any director or officer of the Company shall preside as chairman of the meeting. If a director or officer of the Company is not present at the meeting, then the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the Person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

8.15
The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.16
At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting.  If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution.  If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and  the chairman shall cause a poll to be taken forthwith.  If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17	Subject to the specific provisions contained in these Articles for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a

Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence.  In case of doubt, the directors may in good faith seek legal advice from any qualified Person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

8.18
Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

8.19
The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

8.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.21
An action that may be taken by the Shareholders at a meeting may also be taken by a unanimous resolution of Shareholders consented to in writing ("Written Resolution"), without the need for any notice.  The Written Resolution may be comprised of any one or more documents and may be in the form of counterparts, each counterpart being signed by one or more Shareholders.  If the Written Resolution is in one or more counterparts, and the counterparts bear different dates, then the effective date of the resolution of Shareholders so adopted shall be the date on which the document or the last of such documents, if more than one, is executed.

9	MEMBER DISSENT AND RESERVE MATTERS

9.1
Without prejudice to the other provisions in these Articles, where the Company proposes a plan of amalgamation, reconstruction or arrangement of the Company which will result in shares of any Shareholder being compulsorily acquired or cancelled (the “Plan”) and which does not under applicable law require the approval of the Cayman court, a meeting of the Shareholders must be held to seek the approval of the Shareholders and the notice of the said meeting must include or be accompanied by a copy or summary of  the Plan and state (i) the fair value of the Shares in cash as determined by the Company and (ii) that a dissenting Shareholder is entitled to be paid the fair value of his Shares.  Any Shareholder whose shares will be subject to repurchase or cancelled under the Plan and who did not vote in favour of the Plan which has subsequently been approved in accordance with these Articles and applicable laws and is not satisfied that he has been offered fair value for his Shares pursuant to the Plan (the “Dissenting Shareholder”) may within one month of the holding of the said general meeting apply to the Company to have the fair value of his Shares appraised by an independent qualified appraiser appointed by the Company.  The Company shall then pay to the Dissenting Shareholder an amount equal to the value of his Shares as appraised by the independent qualified appraiser within one month upon completion of the appraisal.  In the case where the Plan by law requires the approval of the Cayman court, the Company shall ensure that the Plan includes appraisal rights to Dissenting Shareholders on the terms substantially similar to the provisions set out in this Article.  For the avoidance of doubt, a Dissenting Shareholder shall only be entitled to receive the amount appraised by the independent qualified appraiser and shall not be entitled to receive, in addition, the consideration such Dissenting Shareholder would otherwise be entitled under the Plan.  The effectiveness or completion of the Plan shall not be affected by the appraisal right of a Dissenting Shareholder under this Article.

9.2	For avoidance of any doubt, the following actions require approval by a Special Resolution:

(a)	the sale, lease or exchange of all or substantially all of the property of the Company other than in the ordinary course of business of the Company; and

(b)	the amalgamation, merger, consolidation or continuation of the Company.

10	DIRECTORS

10.1
The directors shall be elected by the Shareholders for such term as the Shareholders determine, including on an annual basis, but a director’s term shall not exceed the close of the third annual meeting of Shareholders following the election.

10.2
The minimum number of directors shall be three and the maximum number shall be fifteen. Subject to any Ordinary Resolution to the contrary, the directors can determine the number of directors within the range of three to fifteen and may appoint additional directors by a Resolution of Directors, however, the directors may not between meetings of the Shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors elected at the last annual meeting of Shareholders.

10.3	Each director shall hold office for the term, if any, fixed by Ordinary Resolution or until his earlier death, resignation or removal.

10.4	A director may be removed from office, with or without cause, by Ordinary Resolution.

10.5
A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

10.6
The directors may at any time appoint any person to be a director either to fill a vacancy, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the Shareholders to elect the minimum number of directors, or as an addition to the existing directors. A vacancy occurs through death, resignation or removal of a director. A director appointed or elected to fill a vacancy holds office for the unexpired term of the director’s predecessor. In the absence of a quorum of the board of directors or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board of directors shall forthwith call a meeting of Shareholders to fill the vacancy. If the board of directors fails to call such meeting or if there are no such directors then in office, any Shareholder may call the meeting.

10.7	The Company shall keep a register of directors containing:

(a)	the names and addresses of the Persons who are directors of the Company;

(b)	the date on which each Person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each Person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Law.

10.8
The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

10.9	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

10.10	A director is not required to hold a Share as a qualification to office.

10.11	A director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Islands from acting as a director; or

(b)	he is made bankrupt or makes an arrangement or compromise with his creditors generally; or

(c)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(d)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(e)	without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months and the directors resolve that his office be terminated.

11	POWERS OF DIRECTORS

11.1
The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company.  The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.  The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Law or by the Memorandum or the Articles required to be exercised by the Shareholders.

11.2
Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

11.3	The continuing directors may act notwithstanding any vacancy in their body.

11.4
The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

11.5
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

12	PROCEEDINGS OF DIRECTORS

12.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director of the Company.

12.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Islands as the directors may determine to be necessary or desirable.

12.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

12.4
A director shall be given not less than 48 hours notice of meetings of directors, but a meeting of directors held without 48 hours notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director.  The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

12.5
A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

12.6
A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

12.7
If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Law, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

12.8
At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the President shall preside as chairman of the meeting. If there is no President or if the President is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

12.9
An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice.  The consent may consist of one or more documents, and may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

13	COMMITTEES

13.1
The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

13.2
The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13.3
Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Law.

14	OFFICERS AND AGENTS

14.1
The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient.  Such officers may consist of a Chairman of the Board of Directors, a President and one or more Vice-Presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same Person.

14.2
The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Ordinary Resolution, but in the absence of any specific allocation of duties each officer as set out below shall have the following responsibilities:

(a)
Chairman of the Board of Directors – Subject to the provisions of the Law or the Articles, preside at all the meetings of the Shareholders and of the Board of Directors and have such other powers and duties as the Board of Directors may specify. During the absence or disability of the Chairman of the Board of Directors, and subject to the Articles, his duties shall be performed and his powers exercised by the President.

(b)
President – Subject to any duties imposed upon the Chairman of the Board of Directors, if one is appointed, the President shall preside at all meetings of the  Board of Directors and is responsible for the general supervision, subject to the authority of the Board of Directors, of the business and affairs of the Company.

(c)
Vice Presidents – During the absence or inability of the President to act, his duties shall be performed and his powers shall be exercised by the Vice-President, if any, or if there is more than one, by the Vice-President selected by the Board of Directors. A Vice-President  shall also perform such duties and exercise such powers as the President or the Board of Directors may from time to time delegate to him.

(d)	Secretaries – A secretary shall:

(i)	give or cause to be given all notices required to be given to Shareholders, directors, auditors and members of committees;

(ii)	attend all meetings of directors, Shareholders and committees and enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; and

(iii)
be the custodian of all books, papers, records, documents, corporate seals, if any, and other instruments and maintain the share register, minute books and records (other than financial records) of the Company save those entrusted by Resolution of Directors to the custody of the treasurer or other officer or agent of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law. The secretary may delegate his duties to a nominee from time to time.

(e)
Treasurers – A treasurer shall keep or cause to be kept full and accurate books of account in which shall be recorded all receipts and disbursements of the Company; control the deposit of money, the safekeeping of securities and the disbursements of funds; and render to the Board of Directors, whenever required of him, an account of the financial affairs of the Company.

14.3
The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board of Directors or the President may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the Board of Directors or the President otherwise directs.

14.4	The Board of Directors may from time to time and subject to the provisions of the Law, vary, add to or limit the powers and duties of any officer.

14.5	The emoluments of all officers shall be determined by Resolution of Directors.

14.6
The terms of employment of the officers shall be settled by the Board of Directors. In the absence of written agreement to the contrary the officers of the Company shall hold office until their successors are duly appointed and qualified, but any officer  appointed by the directors may be removed at anytime, with or without cause, by Resolution of Directors. Any vacancy occuring in any office of the Company may be filled by Resolution of Directors.

14.7
The Board of Directors may at any time require any officer, employee or agent of the Company to furnish a bond for the faithful discharge of his duties, in such form and with such surety as the Board of Directors determines.

15	CONFLICT OF INTERESTS

15.1	Save as expressly permitted by the Articles or as set out below, a director may not have a direct or indirect interest which conflicts or may possibly conflict with the interests of the Company.

15.2	Notwithstanding the prohibition in the preceding Article, a director may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested;

(b)
be interested in another body corporate promoted by the Company or in which the Company is otherwise interested.  In particular, the director may be a director, a secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate if:

(i)
he had notified his fellow directors, whether at a meeting of the Board or otherwise (and, if otherwise, in writing) of the nature and extent of his interest in a transaction or arrangement or series of transactions or arrangements with the Company or in which the company has any material interest; and

(ii)	his fellow directors resolve to approve the director's interest.

15.3	For the purposes of the preceding Articles, a director shall be taken to have sufficiently disclosed the nature and extent of any material interest in a transaction or arrangement if:

(a)
the director gives a general notice to the other directors that a specific Person or class of persons has an interest, of the nature and extent specified in the notice, in a transaction or arrangement; and

(b)	the director meets the description of the specified Person or class of Persons.

15.4	A director shall not be treated as having an interest in a transaction or arrangement if he has no knowledge of that interest and it is unreasonable to expect the director to have that knowledge.

15.5
A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest pursuant to these Articles.  The director shall be counted towards a quorum of those present at the meeting.  If the director votes on the resolution, his votes shall be counted.

15.6
Where proposals are under consideration concerning the appointment of two or more directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

16	INDEMNIFICATION

16.1
Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person who:

(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

16.2
The indemnity in Article 16.1 only applies if the Person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the Person had no reasonable cause to believe that their conduct was unlawful.

16.3
The decision of the directors as to whether the Person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the Person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

16.4
The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Person did not act honestly and in good faith and with a view to the best interests of the Company or that the Person had reasonable cause to believe that his conduct was unlawful.

16.5
If a Person to be indemnified has been successful in defence of any proceedings referred to above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings.

16.6
The Company may purchase and maintain insurance in relation to any Person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Person and incurred by the Person in that capacity, whether or not the Company has or would have had the power to indemnify the Person against the liability as provided in the Articles.

17	SEAL

17.1
The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors.  The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office.  The Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other Person so authorised from time to time by Resolution of Directors.  Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised Person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1
The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3
Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Article 21.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

18.5
Except to the extent of any conflicting rights attached to Shares, the directors may fix any time and date as the record date for declaring or paying a dividend or making or issuing an allotment of Shares.  The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

19	ACCOUNTS AND AUDIT

19.1	The directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

19.2	Shareholders are only entitled to inspect the Company's records if they are expressly entitled to do so by law, or by Resolution of Directors or by Ordinary Resolution.

19.3	The auditors for the Company shall be determined by Ordinary Resolution or, failing such determination, by a Resolution of Directors.

19.4	The Company's accounts shall be audited in the manner determined by a Resolution of Directors.

19.5	The remuneration of the auditors of the Company shall be determined by Ordinary Resolution or, failing such determination, by Resolution of Directors.

19.6
The auditors of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.7	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20	FINANCIAL YEAR

20.1	Unless the directors otherwise specify, the financial year of the Company shall end on December 31.

21	NOTICES

21.1
Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

21.2
Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office.

21.3
Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22	CAPITALISATION OF PROFITS

22.1	The directors may resolve to capitalise:

(a)	any part of the Company's profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company's share premium account or capital redemption reserve, if any.

The amount resolved to be capitalised must be appropriated to the Shareholders who would have been entitled to it and had it been distributed by way of dividend and in the same proportions.  The benefit to each Shareholder so entitled must be given by issuing Fully Paid Shares, debentures or other Securities to that Shareholder or as that Shareholder directs.

22.2
Subject to the Law, if a fraction of a Share, a debenture or other Security is allocated to a Shareholder, the directors may issue a fractional certificate to that Shareholder or pay him the cash equivalent of the fraction.

23	SHARE PREMIUM ACCOUNT

23.1
The directors shall establish a share premium account in accordance with the Law.  They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Law.

23.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Law.

23.3
Notwithstanding the preceding Article, on the redemption or purchase of a Share, the directors may pay the difference between the nominal value of that Share and the redemption price out of the profits of the Company or, as permitted by the Law, out of capital.

24	WINDING UP

24.1
If the Company is wound up, the Shareholders may, subject to these Articles and any other sanction required by the Law, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)
to divide in specie among the Shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Shareholders or different classes of Shareholders;

(b)	to vest the whole or any part of the assets in trustees for the benefit of Shareholders and those liable to contribute to the winding up.

25	AMENDMENT OF MEMORANDUM AND ARTICLES

25.1	Subject to the Law, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

25.2	Subject to the Law and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

26	VOLUNTARY WINDING UP AND DISSOLUTION

26.1	The Company may by a Special Resolution appoint a voluntary liquidator.

27	CONTINUATION

27.1	The Company may by Special Resolution continue as a company incorporated under the laws of a jurisdiction outside the Islands in the manner provided under those laws.

EXHIBIT C

Sections of the Florida Business Corporation Act Relating to Appraisal Rights

[See attached.]

SECTIONS 607.1301 THROUGH 607.1333
OF THE FLORIDA BUSINESS CORPORATION ACT

607.1301 Appraisal rights; definitions.—The following definitions apply to ss. 607.1302-607.1333:

(1)           “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)           “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)           “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)           “Fair value” means the value of the corporation’s shares determined:

(a)	Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)
Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)	For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5)           “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)           “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)           “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)           “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)           “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal.—

(1)           A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a)
Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under

s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)
Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)
Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)
An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e)
Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)
With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.	Altering or abolishing any preemptive rights attached to any of his or her shares;

2.
Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.
Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.
Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.	Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.	Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.	Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2)           Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)	Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.
Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.
Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)	The applicability of paragraph (a) shall be determined as of:

1.	The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.	If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)
Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)	Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.
Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.
Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.
Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.
Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.
Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.
In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)
For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)           Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)           A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)
Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b)	Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners.—

(1)           A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2)           A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)	Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)	Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights.—

(1)           If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)           In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)           If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment.—

(1)           If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)
Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b)	Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)           A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form.—

(1)           If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)           The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)	Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.	The shareholder’s name and address.

2.	The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.	That the shareholder did not vote for the transaction.

4.	Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5.	If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b)	State:

1.
Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.
A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.	The corporation’s estimate of the fair value of the shares.

4.	An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5.
That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.	The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)	Be accompanied by:

1.
Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.	A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw.—

(1)           A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)           A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3)           A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s acceptance of corporation’s offer.—

(1)           If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2)           Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer.—

(1)           A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)           A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action.—

(1)           If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)           The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)           All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)           The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)           Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6)           The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees.—

(1)           The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)           The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)
Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)           If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)           To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of acquired shares.—Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment.—

(1)           No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a)	Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)
Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)           The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

EXHIBIT D

Annual Report on Form 10-K for the Year Ended December 31, 2010

[Previously filed with the Securities and Exchange Commission on Form 10-K on March 31, 2011]

EXHIBIT E

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2011

[Previously filed with the Securities and Exchange Commission on Form 10-Q on November 15, 2011]

EXHIBIT F

Form of Articles of Merger – Florida

ARTICLES OF MERGER OF

GENTOR RESOURCES, INC.,

a Florida Corporation

with and into

GENTOR RESOURCES (WYOMING) INC.,

a Wyoming Corporation

Pursuant to the provisions of §607.1105 of the Florida Business Corporation Act (the “FBCA”) and for the purpose of effecting the merger (the “Merger”) of Gentor Resources, Inc., a Florida corporation (“Parent”), into Gentor Resources (Wyoming) Inc., a Wyoming corporation (“Subsidiary” or the “Surviving Corporation”), Parent and Subsidiary do hereby adopt these Articles of Merger (the “Articles of Merger”).

1.           The Plan of Merger.  The Agreement and Plan of Merger between the Parent and the Subsidiary dated __________ (the “Agreement”) is attached hereto as Appendix 1 and is incorporated herein by this reference.

2.           Approval By Parent.  The Agreement, which provides for the merger of the Parent into the Subsidiary, was adopted and approved by:

(a)           all of the directors of the Parent  pursuant to a unanimous written consent of the directors of the Parent dated __________; and

(b)           the holders of a majority of the outstanding common shares, par value $0.0001 per share, of the Parent at a duly called special meeting of the shareholders of the Company held on _________.

3.           Approval By Subsidiary.  The Agreement, which provides for the merger of the Parent into the Subsidiary, was adopted and approved by:

(a)           all of the directors of the Subsidiary pursuant to a unanimous written consent of the directors of the Subsidiary dated __________; and

(b)           the Parent, as the sole shareholder of the Subsidiary, pursuant a written consent of the sole shareholder of the Subsidiary dated __________.

4.           Effective Date of the Merger.  The Merger shall become effective (the “Effective Time”) upon the date on which the last of the following occurs:

(a)           These Articles of Merger are filed in the office of the Secretary of State of the state of Florida; and

(b)           The articles of merger, in substantially the form attached hereto as Appendix 2, are filed in the office of the Secretary of State of the state of Wyoming.

5.           Dissenters Rights.  The Subsidiary, as the Surviving Corporation of the Merger, has agreed to promptly pay to dissenting shareholders of the Parent, if any, the amount, if any, to which they are entitled under the applicable provisions of Sections 1301 through 1333 of the Florida Business Corporation Act.

6.           Designation of Florida Secretary of State as Agent for Service of Process.  On and after the Effective Time, the Subsidiary irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any suit or other proceeding to enforce the rights of any shareholders of the Parent arising from the Merger.

7.           Principal Corporate Office of the Surviving Corporation.  The principal corporate office of the Surviving Corporation is set forth below:

Gentor Resources Inc.
_____________________________
_____________________________

If necessary, the Florida Secretary of State is requested to mail a copy of any notice and/or process to the Surviving Corporation to the address set forth above.

(Signatures Appear Next Page)

IN WITNESS WHEREOF, the parties have executed these Articles of Merger this ___ day of ___________, 20___.

GENTOR RESOURCES, INC.,
a Florida corporation

By: _________________________________

Name:

Title:

GENTOR RESOURCES (WYOMING) INC.,
a Wyoming corporation

By: _________________________________

Name:

Title:

APPENDIX 1 to Articles of Merger

Agreement and Plan of Merger

See attached.

APPENDIX 2 to Articles of Merger

Articles of Merger to be filed with the Secretary of State of the state of Wyoming

See attached.

EXHIBIT G

Form of Articles of Merger – Wyoming

ARTICLES OF MERGER

OF

GENTOR RESOURCES, INC.,
a Florida Corporation

with and into

GENTOR RESOURCES (WYOMING) INC.,
a Wyoming Corporation

Pursuant to Wyoming Statute § 17-16-1106, the following Articles of Merger have been executed on behalf of the surviving corporation by its duly authorized officer to effect the merger described herein (the “Merger”):

1.           Parties to the Merger.  The names of the parties to the merger are Gentor Resources, Inc., a Florida corporation, as the nonsurviving corporation (the “Nonsurviving Corporation”) and Gentor Resources (Wyoming) Inc., a Wyoming corporation, as the surviving corporation (the “Surviving Corporation”).

2.           Amendment to the Articles of Incorporation of the Surviving Corporation to Change its Name.  At the effective date of the Merger, the name of the Wyoming Surviving Corporation shall be Gentor Resources Inc. (or insert such other name as may be acceptable to appropriate regulatory authorities if such name is not available for use in the Cayman Islands).  The Articles of Incorporation of Gentor Resources (Wyoming) Inc. are hereby amended for the purpose of changing the name of the Surviving Corporation to Gentor Resources Inc. (or insert such other name as may be acceptable to appropriate regulatory authorities if such name is not available for use in the Cayman Islands) as of the effective date of the Merger.

3.           The Plan of Merger.  The Agreement and Plan of Merger between the Nonsurviving Corporation and the Surviving Corporation dated _______________ (the “Plan”) is attached hereto as Appendix 1 and is incorporated herein by this reference.

4.           Approval by Nonsurviving Corporation.  The Plan was adopted and approved by:

a.	All of the directors of the Nonsurviving Corporation pursuant to a unanimous written consent of the directors dated _______________; and

b.	The shareholders of a majority of the outstanding common shares of the Nonsurviving Corporation at a duly called special meeting of shareholders of the Nonsurviving Corporation on _________________.

5.           Approval by Surviving Corporation.  The Plan was adopted and approved by:

a.	All of the directors of the Surviving Corporation pursuant to a unanimous written consent of the directors of the Surviving Corporation dated ________________; and

b.	The sole shareholder of the Surviving Corporation pursuant to a written consent of the sole shareholder of the Surviving Corporation dated ________________.

6.           Authorization of Nonsurviving Corporation as a Foreign Corporation.  The participation in the Merger by the Nonsurviving Corporation as a foreign corporation was duly authorized as required by the organic law of the Nonsurviving Corporation.

7.           Effective Date of the Merger.  The Merger shall become effective (the “Effective Time”) upon the date on which the last of the following occurs:

a.	These Articles of Merger are filed in the office of the Secretary of State of the State of Wyoming; and

b.	Articles of Merger are filed in the office of the Secretary of State of the State of Florida.

8.           Appraisal Rights.  The Surviving Corporation has concluded that shareholder(s) of the Surviving Corporation may be entitled to assert appraisal rights under Section 17-16-1301 through 17-16-1326 of the Wyoming Business Corporation Act (the “Act”).  The Surviving Corporation has agreed to comply with the provisions of the Act pertaining to appraisal rights to the extent applicable.

IN WITNESS WHEREOF, the undersigned officer or other duly authorized representative of the Surviving Corporation has executed these Articles of Merger this ___ day of _____________________, 20___.

GENTOR RESOURCES (WYOMING) INC.,
a Wyoming corporation

By: _________________________________

Name:

Title:

APPENDIX 1 to Articles of Merger

Agreement and Plan of Merger

See attached.

EXHIBIT H

Form of Application for Wyoming Certificate of Transfer

APPLICATION FOR CERTIFICATE OF TRANSFER

Pursuant to Wyoming Statute § 17-16-1720, [Gentor Resources Inc.], a Wyoming corporation, hereby applies for a Certificate of Transfer from the State of Wyoming, and for that purpose submits the following statements:

1.	The name of the Corporation is [Gentor Resources Inc.] (the “Corporation”).

2.	The Corporation hereby requests a Certificate of Transfer from the State of Wyoming, and wishes to become incorporated under the laws of the Cayman Islands.

3.	The Corporation shall surrender its certificate of incorporation under Wyoming law upon effectiveness of this transfer.

4.	This transfer was duly approved by the directors and the shareholders of the Corporation in the manner required under Wyoming Statute § 17-16-1720(g).

5.
The Corporation will maintain within the State of Wyoming an agent for service of process for at least one (1) year after the transfer is effected.  The address of such registered office in Wyoming, and the name of the registered agent at that address is:

Rick A. Thompson
Hathaway & Kunz, P.C.
2515 Warren Avenue, Suite 500
P.O. Box 1208
Cheyenne, WY 82001-1208

6.	A copy of the corporate resolution authorizing the transfer from the State of Wyoming to the Cayman Islands is attached hereto as Exhibit A.

Dated:  _____________________

[GENTOR RESOURCES INC.]

By: _______________________________

Title: ______________________________